Exhibit 4.1

SEALED AIR CORPORATION,

THE SUBSIDIARY GUARANTORS NAMED HEREIN

AND

U.S. BANK NATIONAL ASSOCIATION,

as Trustee

INDENTURE

Dated as of March 21, 2013

5.25% Senior Notes due 2023

i

Exhibits

Exhibit A -	Form of Note
Exhibit B -	Form of Transfer Certificate for Transfer from Restricted Global Note to Regulation S Global Note
Exhibit C -	Form of Transfer Certificate for Transfer from Regulation S Global Note to Restricted Global Note
Exhibit D -	Form of Supplemental Indenture

INDENTURE dated as of March 21, 2013 among Sealed Air Corporation, a Delaware corporation (the “Company”), the Subsidiary Guarantors (as defined herein), and U.S. Bank National Association, a national banking association organized and existing under the laws of the United States, as trustee (the “Trustee”).

RECITALS OF THE ISSUER AND THE SUBSIDIARY GUARANTORS

The Company has duly authorized the execution and delivery of this Indenture to provide for the issuance of $425,000,000 in aggregate principal amount of a series of its 5.25% Senior Notes due 2023 issued on the date hereof (the “Original Notes”) and (ii) any additional 5.25% Senior Notes due 2023 of the Company (the “Additional Notes,” and together with the Original Notes, the “Notes”) that may be issued from time to time on any date subsequent to the Issue Date.

Each Subsidiary Guarantor has duly authorized the execution and delivery of this Indenture to provide for the issuance of its Note Guarantee (as defined herein).

For and in consideration of the premises and the purchase of the Notes by the Holders thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders, as follows:

ARTICLE 1

DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.1. Definitions.

“Accounts Receivable” means, with respect to any Person, all rights of such Person to the payment of money arising out of any sale, lease or other disposition of goods or provision of services by such Person.

“Affiliate” of any specified Person means (1) any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person or (2) any executive officer or director of such specified Person. For purposes of this definition, “control,” as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise. For purposes of this definition, the terms “controlling,” “controlled by” and “under common control with” shall have correlative meanings.

“Beneficial Owner” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular “person” (as that term is used in Section 13(d)(3) of the Exchange Act), such “person” shall be deemed to have beneficial ownership of all securities that such “person” has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition. The terms “Beneficially Owns” and “Beneficially Owned” shall have a corresponding meaning.

“Board of Directors” means:

(1) with respect to a corporation, the board of directors of the corporation or a duly authorized committee thereof;

(2) with respect to a partnership, the board of directors of the general partner of the partnership;

(3) with respect to a limited liability company, the managing member or members or any controlling committee of managing members thereof; and

(4) with respect to any other Person, the board or committee of such Person serving a similar function.

“Business Day” means any day other than a Legal Holiday.

“Capital Lease” means at any date any lease of property which, in accordance with GAAP, would be required to be capitalized on the balance sheet of the lessee; provided, for the avoidance of doubt, that any obligations of the Company and its Restricted Subsidiaries either existing on the date of this Indenture or created prior to the recharacterization described below (i) that were not included on the consolidated balance sheet of the Company as capital lease obligations and (ii) that are subsequently recharacterized as capital lease obligations due to a change in accounting treatment or otherwise, shall for all purposes of this Indenture not be treated as Capital Leases or Indebtedness.

“Capital Stock” of any Person means any and all shares, interests (including general or limited partnership interests, limited liability company or membership interests or limited liability partnership interests), participations or other equivalents of or interests in (however designated) equity of such Person, including any Preferred Stock.

“Change of Control” means the occurrence of any of the following:

(1) the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of the Company and the Restricted Subsidiaries, taken as a whole, to any “person” (as that term is used in Section 13(d)(3) of the Exchange Act);

(2) the adoption of a plan relating to the liquidation or dissolution of the Company;

(3) the Company becomes aware (by way of a report or other filing pursuant to Section 13(d) of the Exchange Act, proxy, vote, written notice or otherwise) that any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act) has become the Beneficial Owner, directly or indirectly, of 50% or more of the voting power of the Voting Stock of the Company; or

(4) the Company consolidates with, or merges with or into, any Person, or any Person consolidates with, or merges with or into the Company, in any such event pursuant to a transaction in which any of the outstanding Voting Stock of the Company is converted into or exchanged for cash, securities or other property, other than any such transaction where (A) the Voting Stock of the Company outstanding immediately prior to such transaction is converted into or exchanged for Voting Stock (other than Disqualified Stock) of the surviving or transferee Person constituting a majority of the voting power of the outstanding shares of such Voting Stock of such surviving or transferee Person (immediately after giving effect to such issuance) and (B) immediately after such transaction, no “person” or “group” (as such terms are used in Section 13(d) and 14(d) of the Exchange Act), becomes, directly or indirectly, the Beneficial Owner of 50% or more of the voting power of the Voting Stock of the surviving or transferee Person.

“Change of Control Repurchase Event” means the occurrence of both a Change of Control and a Ratings Event.

“Clearstream” means Clearstream Banking, société anonyme.

“Commission” means the United States Securities and Exchange Commission.

“Company” means the party named as such in this Indenture until a successor replaces it and, thereafter, means the successor.

“Company Order” means a written order signed in the name of the Company by any Person authorized by a resolution of the Board of Directors of the Company.

“Comparable Treasury Issue” means the United States Treasury security selected by the Independent Investment Banker as having a maturity comparable to the remaining term of the Notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such Notes.

“Comparable Treasury Price” means with respect to any Redemption Date (i) the average of the Reference Treasury Dealer Quotations for such Redemption Date, after excluding the highest and lowest such Reference Treasury Dealer Quotations, (ii) if the Company is unable to obtain at least four such Reference Treasury Dealer Quotations, the average of all Reference Treasury Dealer Quotations obtained by the Company or (iii) if the Company only obtains one Reference Treasury Dealer Quotation, such quotation.

“Consolidated Assets” means, at any date, the total consolidated assets of the Company and its Subsidiaries, all as set forth on the most recent publicly issued balance sheet of the Company and its Subsidiaries and computed in accordance with GAAP.

“Consolidated Net Tangible Assets” means, at any date, Consolidated Assets after deducting therefrom, without duplication, (i) applicable reserves and other properly deductible items, (ii) all current liabilities and (iii) all goodwill, trade names, trademarks, patents, unamortized debt discount and expense and other like intangibles, all as set forth on the most recent publicly issued balance sheet of the Company and its Subsidiaries and computed in accordance with GAAP.

“Corporate Trust Office” means a corporate trust office of the Trustee, at which at any particular time its corporate trust business shall be administered, which office at the date of execution of this Indenture is located at Two Midtown Plaza, 1349 West Peachtree Street, Suite 1050, Atlanta, Georgia 30309, or such other address as the Trustee may designate from time to time by notice to the Holders and the Company, or the principal corporate trust office of any successor Trustee (or such other address as such successor Trustee may designate from time to time by notice to the Holders and the Company).

“Credit Agreement” means that certain Credit Agreement, dated as of October 3, 2011, as amended through the date hereof (including pursuant to that certain Restatement Agreement dated as of November 15, 2012) by and among the Company, the other borrowers named therein, the initial lenders named therein, the initial issuing banks named therein, Citibank, N.A., as Agent, and Citigroup Global Markets Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, BNP Paribas Securities Corp. and RBS Securities Inc., as joint lead arrangers and joint bookrunning managers, including any related notes, Guarantees, collateral documents, instruments and agreements executed in connection therewith, and in each case as amended, restated, modified, renewed, refunded, replaced (whether upon or after termination) or refinanced from time to time (and whether or not with the same or any other borrower, issuer, agent, lender, group of lenders or investors), including any such refunding, replacement or refinancing thereof that increases the amount to be borrowed thereunder or alters the maturity thereof and including issuance of notes or other instruments or agreements evidencing long-term Indebtedness.

“Default” means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

“Depositary” means DTC until a successor Depositary, if any, shall have become such pursuant to this Indenture, and thereafter Depositary shall mean or include each Person who is then a Depositary hereunder.

“Disqualified Stock” means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case, at the option of the holder) or by contract or otherwise, is, or upon the happening of any event or passage of time would be, required to be redeemed on or prior to the date that is 91 days after the date on which the Notes mature, or is redeemable at the option of the holder thereof, or is convertible into or exchangeable for debt securities at the option of the holder in any such case on or prior to such date; provided, however, that if such Capital Stock is issued to any plan for the benefit of employees of the Company or its Subsidiaries or by any such plan to employees, such Capital Stock shall not constitute Disqualified Stock solely because it may be required to be repurchased by the Company or its Subsidiaries in order to satisfy applicable statutory or regulatory obligations. Notwithstanding the preceding sentence, any Capital Stock that would constitute Disqualified Stock solely because the holders thereof have the right to require the Company to repurchase such Capital Stock upon the occurrence of a change of control shall not constitute Disqualified Stock if (i) the “change of control” provisions applicable to such Capital Stock are no more favorable to the holders of such Capital Stock than the provisions contained in Section 4.4 and (ii) such Capital Stock specifically provides that such Person shall not repurchase or redeem any such stock pursuant to such provision prior to the Company’s repurchase of such Notes as are required to be repurchased pursuant to Section 4.4. The term “Disqualified Stock” shall also include any options, warrants or other rights that are convertible into Disqualified Stock or that are redeemable at the option of the holder, or required to be redeemed, prior to the date that is 91 days after the date on which the Notes mature.

“Domestic Subsidiary” means with respect to the Company’s Subsidiaries, each Subsidiary that is not a Foreign Subsidiary.

“DTC” means The Depository Trust Company.

“Euroclear” means Euroclear S.A./N.V., as operator of the Euroclear system.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Foreign Subsidiary” means (i) each Subsidiary of the Company not incorporated under the laws of the United States or of any State thereof and (ii) any other Subsidiary of the Company substantially all of the operations of which remain outside the United States.

“Funded Debt” means all Indebtedness having a maturity of more than twelve months from the date as of which the computation of Funded Debt is made or having a maturity of twelve months or less but by its terms being renewable or extendible beyond twelve months from such date at the option of the borrower.

“GAAP” means United States generally accepted accounting principles in the United States, which are in effect on the date of this Indenture.

“Government Securities” means securities that are direct obligations of the United States of America (including any agency or instrumentality thereof) for the timely payment of which its full faith and credit is pledged.

“Guarantee” means, as to any Person, a guarantee, other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner, including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness of another Person, but excluding endorsements for collection or deposit in the ordinary course of business.

“Hedging Obligations” means, with respect to any specified Person, the obligations of such Person under:

(1) any interest rate protection agreement, interest rate future agreement, interest rate option agreement, interest rate swap agreement, interest rate cap agreement, interest rate collar agreement or other similar agreement or arrangement;

(2) any commodity forward contract, commodity swap agreement, commodity option agreement or other similar agreement or arrangement; or

(3) any foreign exchange contract, currency swap agreement, futures contract, option agreement or other similar agreement or arrangement.

“Holder” means a Person in whose name a Note is registered.

“Indebtedness” of any Person means, at any date, without duplication, (i) all obligations of such Person for borrowed money, (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (iii) all obligations of such Person to pay the deferred purchase price of property or services (except trade accounts payable and accrued expenses arising in the ordinary course of business) to the extent such amounts would be, in accordance with GAAP, recorded as debt on a balance sheet of such Person, (iv) all obligations of such Person under Capital Leases, (v) all Indebtedness secured by a Lien on any asset of such Person, whether or not such Indebtedness is otherwise an obligation of such Person, (vi) all non-contingent obligations of such Person to reimburse any bank or other Person in respect of amounts paid under a letter of credit (other than letters of credit which secure obligations in respect of trade payables or other letters of credit not securing Indebtedness, unless such reimbursement obligation remains unsatisfied for more than three Business Days) and (vii) all guarantees or endorsements (other than endorsements for collection or deposit in the ordinary course of business) of such Person of Indebtedness of others.

“Independent Investment Banker” means one of the Reference Treasury Dealers appointed by the Company.

“Indenture” means this instrument as originally executed or as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof, including, for all purposes of this instrument and any such supplemental indenture, the provisions of the TIA that are expressly incorporated into this instrument, and any such supplemental indenture, respectively.

“Initial Guarantors” means all of the wholly owned Domestic Subsidiaries of the Company that are guarantors under the Credit Agreement on the Issue Date, namely CPI Packaging, Inc., Cryovac, Inc., Cryovac International Holdings, Inc., Cryovac Leasing Corporation, Poly Packaging Systems, Inc., Reflectix, Inc., Sealed Air Corporation US, Sealed Air Nevada Holdings Limited, Sealed Air Solutions Holdings, Inc., Shanklin Corporation, Sealed Air LLC, Auto-C, LLC, Diversey, Inc., Diversey Puerto Rico, Inc., Diversey Shareholdings, Inc., JD Polymer, LLC, JDI CEE Holdings, Inc., JDI Holdings, Inc., JWP Investments, Inc., Professional Shareholdings, Inc. and The Butcher Company.

“Interest Payment Date” means the Stated Maturity of an installment of interest on the Notes.

“Investment Grade” means

(1) with respect to Moody’s, a rating of Baa3 (or its equivalent under any successor rating category of Moody’s) or better;

(2) with respect to S&P, a rating of BBB- (or its equivalent under any successor rating category of S&P) or better; and

(3) the equivalent Investment Grade credit rating from an additional Rating Agency or Rating Agencies selected by the Company.

“Issue Date” means March 21, 2013.

“Legal Holiday” means a Saturday, a Sunday or a day on which banking institutions in The City of New York or at a place of payment are authorized or required by law, regulation or executive order to remain closed.

“Lien” means any mortgage, pledge, hypothecation, encumbrance, lien (statutory or other) or other security agreement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement and any Capital Lease).

“Material Subsidiary” means any Subsidiary that, directly or indirectly through a Subsidiary, either (A) owns assets with a book value in excess of 5% of the book value of the Consolidated Assets of the Company and its Subsidiaries, taken as a whole, measured as of the last day of the most recently completed fiscal quarter for which the Company has publicly issued financial statements or (B) generated annual revenues in excess of 5% of the revenues of the Company and its Subsidiaries, taken as a whole, for the most recently completed four fiscal quarter period for which the Company has publicly issued financial statements.

“Maturity” means the date on which the principal of the Notes becomes due and payable as herein provided, whether at the Stated Maturity or by declaration of acceleration, call for redemption or otherwise.

“Moody’s” means Moody’s Investors Service, Inc. and any successor thereto, including any replacement rating agency selected by the Company as provided in the definition of Rating Agency.

“Note Guarantee” means the unconditional guarantee by the Subsidiary Guarantor of the due and punctual payment of principal, premium, if any, and interest on the Notes pursuant to this Indenture.

“Offering Memorandum” means the offering memorandum, dated March 7, 2013, prepared by the Company, related to the offering of the Notes.

“Offer to Purchase” means an offer to purchase Notes by the Company from the Holders commenced by mailing a notice (or otherwise distributing notice in accordance with the provisions of DTC) to the Trustee and each Holder stating:

(1) the provision of this Indenture pursuant to which the offer is being made and that all Notes validly tendered will be accepted for payment on a pro rata basis, by lot or by such other method as the Trustee deems fair and appropriate or otherwise in accordance with the procedures of DTC;

(2) the purchase price and the expected date of purchase, which shall be a Business Day no earlier than 30 days nor later than 60 days from the date such notice is mailed (the “Payment Date”);

(3) that any Note not tendered will continue to accrue interest pursuant to its terms;

(4) that, unless the Company defaults in the payment of the purchase price, any Note accepted for payment pursuant to the Offer to Purchase shall cease to accrue interest on and after the Payment Date;

(5) that Holders electing to have a Note purchased pursuant to the Offer to Purchase will be required to surrender the Note, together with the form entitled “Option of the Holder to Elect Purchase” on the reverse side of the Note completed, to the Paying Agent at the address specified in the notice prior to the close of business on the Business Day immediately preceding the Payment Date;

(6) that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than the close of business on the third Business Day immediately preceding the Payment Date, a facsimile transmission, letter or other written notice setting forth the name of such Holder, the principal amount of Notes delivered for purchase and a statement that such Holder is withdrawing his election to have such Notes purchased;

(7) that Holders whose Notes are being purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered; provided that each Note purchased and each new Note issued shall be in a principal amount of $2,000 or an integral multiple of $1,000 in excess thereof; and

(8) such other instructions, as determined by the Company, consistent with this Indenture, that the Holders must follow.

On the Payment Date, the Company shall (a) accept for payment on a pro rata basis, by lot or by such other method as the Trustee deems fair and appropriate or otherwise in accordance with the procedures of DTC, Notes or portions thereof tendered pursuant to an Offer to Purchase; (b) deposit with the Paying Agent money sufficient to pay the purchase price of all Notes or portions thereof so accepted; and (c) deliver, or cause to be delivered, to the Trustee all Notes or portions thereof so accepted together with an Officer’s Certificate specifying the Notes or portions thereof accepted for payment by the Company. The Paying Agent shall promptly mail or send by wire transfer to the Holders of Notes so accepted payment in an amount equal to the purchase price, and the Trustee shall promptly authenticate and deliver to such Holders a new Note equal in principal amount to any unpurchased portion of the Note surrendered; provided that each Note purchased and each new Note issued shall be in a principal amount of $2,000 or an integral multiple of $1,000 in excess thereof. The Company shall publicly announce the results of an Offer to Purchase as soon as practicable after the Payment Date. The Trustee shall act as the Paying Agent for an Offer to Purchase.

The Company shall comply with Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder, to the extent such laws and regulations are applicable, in the event that the Company is required to repurchase Notes pursuant to an Offer to Purchase. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Indenture relating to an Offer to Purchase, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under such provisions of this Indenture by virtue of such conflict.

“Officer” means, with respect to any Person, the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary or any Vice President of such Person.

“Officer’s Certificate” means a certificate signed on behalf of the Company or a Subsidiary Guarantor by an Officer of the Company or such Subsidiary Guarantor, who must be the principal executive officer, the principal financial officer, the treasurer or the principal accounting officer or any other executive officer of the Company or such Subsidiary Guarantor, that meets the requirements of this Indenture.

“Opinion of Counsel” means an opinion from legal counsel who is reasonably acceptable to the Trustee (who may be counsel to or an employee of the Company) that meets the requirements of this Indenture.

“Permitted Encumbrances” means, as of any particular time and with respect to any real property of the Company or any of its Subsidiaries, (i) such easements, leases, subleases, encroachments, rights of way, minor defects, irregularities or encumbrances on title which are not unusual with respect to property similar in character to any such real property and which do not secure Indebtedness and do not materially impair such real property for the purpose for which it is held or materially interfere with the conduct of the business of the Company or any of its Subsidiaries and (ii) municipal and zoning ordinances which are not violated by the existing improvements and the present use made by the Company or any of its Subsidiaries of such real property.

“Permitted Receivables Financing” means a sale, pledge or other transfer of any Accounts Receivable as a method of financing.

“Person” means any individual, partnership, joint venture, firm, corporation, limited liability company, association, trust or other enterprise or any government or political subdivision or any agency, department or instrumentality thereof.

“Preferred Stock” means, with respect to any Person, any Capital Stock of such Person that has preferential rights to any other Capital Stock of such Person with respect to dividends or redemptions upon liquidation.

“Principal Property” means any manufacturing plant located in the United States currently owned or subsequently acquired by the Company or any Subsidiary which has a gross book value which (including related land, improvements, machinery and equipment without deduction of any depreciation reserves) on the date as of which the determination is being made exceeds 1.0% of Consolidated Assets, other than properties or any portion of a particular property which the Company’s Board of Directors determines, in good faith, not to be of material importance to the business of the Company and its Subsidiaries, taken as a whole, or, in the case of a portion of a particular property, to the use or operation of such property.

“QIB” means a “Qualified Institutional Buyer” as defined under Rule 144A.

“Rating Agency” means (1) each of Moody’s and S&P and (2) if either Moody’s or S&P ceases to rate the Notes or fails to make a rating of the Notes publicly available for reasons outside of the control of the Company, a “nationally recognized statistical rating organization” within the meaning of Section 3(a)(62) under the Exchange Act, selected by the Company as a replacement agency for Moody’s or S&P, or both, as the case may be.

“Rating Date” means the date that is 60 days prior to the earlier of (a) a Change of Control or (b) public notice of the occurrence of a Change of Control or the intention by the Company to effect a Change of Control.

“Ratings Event” means the occurrence of the events described in (a) or (b) of this definition on, or within 60 days after the earlier of, (i) the occurrence of a Change of Control or (ii) public notice of the occurrence of a Change of Control or the intention by the Company to effect a Change of Control (which period shall be extended so long as the rating of the Notes is under publicly announced consideration for a possible downgrade by any of the Rating Agencies): (a) if the Notes are rated by one or both Rating Agencies on the Rating Date as Investment Grade, the rating of the Notes shall be reduced so that the Notes are rated below Investment Grade by both Rating Agencies; or (b) if the Notes are rated below Investment Grade by both Rating Agencies on the Rating Date, the rating of the Notes shall remain rated below Investment Grade by both Rating Agencies.

“Record Date” means, for the interest payable on any Interest Payment Date, the March 15 or September 15 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date.

“Redemption Date” means, when used with respect to any Note to be redeemed, in whole or in part, the date fixed for such redemption by or pursuant to this Indenture.

“Redemption Price” means, when used with respect to any Note to be redeemed, the price at which it is to be redeemed pursuant to this Indenture.

“Reference Treasury Dealer” means (i) each of Merrill Lynch, Pierce, Fenner & Smith Incorporated and Citigroup Global Markets Inc. and their respective successors (each, a “Primary Treasury Dealer”); provided, however, that if any of the foregoing shall cease to be a Primary Treasury Dealer, the Company shall substitute in its place another Primary Treasury Dealer, and (ii) at least two other Primary Treasury Dealers selected by the Company.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any Redemption Date, the average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Trustee by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third Business Day preceding such Redemption Date.

“Regulation S” means Regulation S under the Securities Act (including any successor regulation thereto), as it may be amended from time to time.

“Restricted Period” means the 40-day distribution compliance period as defined in Regulation S.

“Restricted Subsidiary” means any Subsidiary of the Company that is both a Material Subsidiary and a Domestic Subsidiary.

“Rule 144” means Rule 144 under the Securities Act (including any successor regulation thereto), as it may be amended from time to time.

“Rule 144A” means Rule 144A under the Securities Act (including any successor regulation thereto), as it may be amended from time to time.

“Rule 903” means Rule 903 under the Securities Act (including any successor regulation thereto), as it may be amended from time to time.

“Rule 904” means Rule 904 under the Securities Act (including any successor regulation thereto), as it may be amended from time to time.

“S&P” means Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., and any successor thereto, including a replacement rating agency selected by the Company as provided in the definition of Rating Agency.

“Sale and Leaseback Transaction” means an arrangement with any lender or investor, or to which any lender or investor is a party, providing for the leasing by a Person of any Principal Property of such Person which has been or is being sold or transferred by such Person to such lender or investor or to any Person to whom funds have been or are to be advanced by such lender or investor on the security of such Principal Property, other than such arrangements involving any Principal Property made within 180 days after the purchase or completion of construction of such Principal Property. The stated maturity of such arrangement shall be the date of the last payment of rent or any other amount due under such arrangement prior to the first date on which such arrangement may be terminated by the lessee without payment of a penalty.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Significant Subsidiary” means any Subsidiary that would constitute a “significant subsidiary” within the meaning of Article 1 of Regulation S-X of the Securities Act.

“Stated Maturity” means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which such installment of interest or principal was scheduled to be paid in the original documentation governing such Indebtedness, and shall not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

“Subsidiary” of any Person means (i) any corporation more than 50% of whose stock of any class or classes having by the terms of such stock ordinary voting power to elect a majority of the directors of such corporation (irrespective of whether or not at the time stock of any class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time owned by such Person and/or by one or more Subsidiaries of such Person and (ii) any partnership, association, limited liability company, joint venture or other entity in which such Person and/or one or more Subsidiaries of such Person has more than a 50% equity interest at the time.

“Subsidiary Guarantor” means (1) the Initial Guarantors and (2) any other subsidiary that executes a Note Guarantee in accordance with the provisions of this Indenture; and their respective successors and assigns until released from their obligations under their Note Guarantees and this Indenture in accordance with the terms hereof.

“Treasury Rate” means, with respect to any Redemption Date for the Notes, (i) the yield, under the heading which represents the average for the immediately preceding week, appearing in the most recently published statistical release designated “H.15(519)” or any successor publication which is published weekly by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded United States Treasury securities adjusted to constant maturity under the caption “Treasury Constant Maturities”, for the maturity corresponding to the Comparable Treasury Issue (if no maturity is within three months before or after the maturity date for the Notes, yields for the two published maturities most closely corresponding to the Comparable Treasury Issue shall be determined and the Treasury Rate shall be interpolated or extrapolated from such yields on a straight line basis, rounding to the nearest month) or (ii) if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per annum equal to the semiannual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such Redemption Date. The Treasury Rate shall be calculated by the Independent Investment Banker on the third Business Day preceding the Redemption Date.

“TIA” means the Trust Indenture Act of 1939 as amended, and the rules and regulations of the Commission promulgated thereunder.

“Trustee” means the party named as such in this Indenture until a successor replaces it in accordance with the provisions of this Indenture and, thereafter, means the successor serving hereunder.

“Trust Officer” means, when used with respect to the Trustee, any vice president, assistant vice president, assistant treasurer or trust officer in the corporate trust administration of the Trustee or any other officer of the Trustee customarily performing functions similar to those performed by any of the above-designated officers, and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his or her knowledge of and familiarity with the particular subject, and, in each case, who shall have direct responsibility for the administration of this Indenture.

“U.S. Dollar Equivalent” means with respect to any monetary amount in a currency other than U.S. dollars, at any time for determination thereof, the amount of U.S. dollars obtained by converting such foreign currency involved in such computation into U.S. dollars at the spot rate for the purchase of U.S. dollars with the applicable foreign currency as published in The Wall Street Journal in the “Exchange Rates” column under the heading “Currency Trading” on the date two Business Days prior to such determination.

“U.S. dollars,” “dollars” or “$” means the lawful currency of the United States of America.

“Voting Stock” of any Person as of any date means the Capital Stock of such Person that is ordinarily entitled to vote in the election of the Board of Directors of such Person.

Section 1.2. Other Definitions.

Term	Defined in Section
“Additional Notes”	Recitals
“Bankruptcy Significant Subsidiaries”	6.1
“Certificated Note Event”	2.10(a)
“Covenant Defeasance”	8.3
“Defaulted Interest”	2.12
“Event of Default”	6.1(a)
“Global Notes”	2.1(c)
“Legal Defeasance”	8.2
“Notes”	Recitals
“Original Notes”	Recitals
“Participants”	2.1(c)
“Paying Agent”	2.3
“Payment Date”	1.1 (in the definition of “Offer to Purchase”)
“Primary Treasury Dealer”	1.1 (in the definition of “Reference Treasury Dealer”)
“Registrar”	2.3
“Regulation S Global Note”	2.1(b)
“Regulation S Permanent Global Note”	2.1(b)
“Regulation S Temporary Global Note”	2.1(b)
“Restricted Global Note”	2.1(b)
“Security Register”	2.3
“series”	Recitals
“Transfer Agent”	2.3

Section 1.3. Incorporation by Reference of TIA. This Indenture has not been qualified under the TIA. Whenever this Indenture expressly refers to a provision of the TIA, such provision is incorporated by reference in, and made a part of, this Indenture, but only to the extent it has been expressly referred to herein. The following TIA terms have the following meanings as used in this Indenture:

“indenture securities” means the Notes.

“indenture securities holder” means a Holder.

“indenture to be qualified” means this Indenture.

“indenture trustee” or “institutional trustee” means the Trustee.

“obligor” on the “indenture securities” means the Company and the Subsidiary Guarantors.

Section 1.4. Rules of Construction. Unless the context otherwise requires:

(i) a term has the meaning assigned to it;

(ii) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

(iii) “or” is not exclusive;

(iv) “including” or “include” means including or include without limitation;

(v) words in the singular include the plural and words in the plural include the singular;

(vi) unsecured Indebtedness shall not be deemed to be subordinated or junior to secured Indebtedness merely by virtue of its nature as unsecured Indebtedness and senior Indebtedness shall not be deemed to be subordinated or junior to any other senior Indebtedness merely because it has a junior priority with respect to the same collateral;

(vii) the words “herein”, “hereof” and “hereunder” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section, clause or other subdivision; and

(viii) for purposes of the covenants and definitions set forth in this Indenture, amounts stated in U.S. dollars shall be deemed to include both U.S. dollars and U.S. Dollar Equivalents.

ARTICLE 2

THE NOTES

Section 2.1. The Notes. (a) Form and Dating. The Notes and the Trustee’s certificate of authentication shall be substantially in the form of Exhibit A hereto, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture. The Notes may have notations, legends or endorsements required by law, the rules of any securities exchange or usage. The Company shall approve the form of the Notes. Each Note shall be dated the date of its authentication. The terms and provisions contained in the form of the Notes shall constitute and are hereby expressly made a part of this Indenture. The Notes shall be issued only in fully registered form without coupons and only in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.

(b) Global Notes. Notes offered and sold in reliance on Regulation S shall be issued initially in the form of a temporary Global Note substantially in the form of Exhibit A hereto, with such applicable legends as are provided in Exhibit A hereto, except as otherwise permitted herein (each, a “Regulation S Temporary Global Note”), which shall be deposited on behalf of the purchasers of the Notes represented thereby with the Trustee, as custodian for the Depositary, and registered in the name of the Depositary or the nominee of the Depositary for the accounts of designated agents holding on behalf of Euroclear or Clearstream, duly executed by the Company and authenticated by the Trustee (or an authenticating agent appointed by the Trustee in accordance with Section 2.2) as hereinafter provided.

Following (i) the expiration of the Restricted Period and (ii) receipt by the Trustee of certification in a form reasonably satisfactory to the Trustee that beneficial interests in such Regulation S Temporary Global Notes are owned either by non-U.S. persons (as defined in Regulation S) or U.S. persons who purchased such interests in a transaction that did not require registration under the Securities Act, beneficial interests in each Regulation S Temporary Global Note shall be exchanged for beneficial interests in a permanent Global Note in the form of Exhibit A hereto, with such applicable legends as are provided in Exhibit A hereto, except as otherwise permitted herein (each, a “Regulation S Permanent Global Note” and, together with the Regulation S Temporary Global Notes, the “Regulation S Global Notes”). Simultaneously with the authentication of the corresponding Regulation S Permanent Global Note, the Trustee shall cancel the corresponding Regulation S Temporary Global Note. The aggregate principal amount of a Regulation S Temporary Global Note and a Regulation S Permanent Global Note may from time to time be increased or decreased by adjustments made by the Registrar on Schedule A to the applicable Regulation S Temporary Global Note or the applicable Regulation S Permanent Global Note, as the case may be, and recorded in the Security Register, as hereinafter provided.

The provisions of the “The Operating Procedures of the Euroclear System” and “Terms and Conditions governing use of Euroclear” and the “General Terms and Conditions” and “Customer Handbook” of Clearstream shall be applicable to transfers of beneficial interests in the Regulation S Global Note that are held by Participants through Euroclear or Clearstream.

Notes offered and sold to QIBs in reliance on Rule 144A shall be issued initially in the form of one or more Global Notes substantially in the form of Exhibit A hereto, with such applicable legends as are provided in Exhibit A hereto, except as otherwise permitted herein (each, a “Restricted Global Note”), which shall be deposited on behalf of the purchasers of the Notes represented thereby with the Depositary, and registered in the name of the Depositary or its nominee, as the case may be, duly executed by the Company and authenticated by the Trustee (or an authenticating agent appointed by the Trustee in accordance with Section 2.2) as hereinafter provided. The aggregate principal amount of any Restricted Global Note may from time to time be increased or decreased by adjustments made by the Registrar on Schedule A to such Restricted Global Note and recorded in the Security Register, as hereinafter provided.

(c) Book-Entry Provisions. This Section 2.1(c) shall apply to the Regulation S Global Notes and the Restricted Global Notes (collectively, the “Global Notes”) deposited with or on behalf of the Depositary.

Members of, or participants and account holders in DTC, Euroclear and Clearstream (“Participants”) shall have no rights under this Indenture with respect to any Global Note held on their behalf by the Depositary, or by the Trustee or any custodian of the Depositary or under such Global Note, and the Depositary or its nominee may be treated by the Company, the Subsidiary Guarantors, the Trustee and any agent of the Company, the Subsidiary Guarantors or the Trustee as the sole owner of such Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Subsidiary Guarantors, the Trustee or any agent of the Company, any Subsidiary Guarantor or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Participants, the operation of customary practices of such persons governing the exercise of the rights of an owner of a beneficial interest in any Global Note.

Subject to the provisions of Section 2.10(b), the registered Holder of a Global Note may grant proxies and otherwise authorize any Person, including Participants and Persons that may hold interests through Participants, to take any action that a Holder is entitled to take under this Indenture or the Notes.

Except as provided in Section 2.10, owners of a beneficial interest in Global Notes shall not be entitled to receive physical delivery of certificated Notes.

Section 2.2. Execution and Authentication. An authorized Officer of the Company shall sign the Notes for the Company by manual or facsimile signature.

If an authorized Officer whose signature is on a Note no longer holds that office at the time the Trustee authenticates the Note, the Note shall be valid nevertheless.

A Note shall not be valid or obligatory for any purpose until an authorized signatory of the Trustee manually signs the certificate of authentication on the Note. The signature shall be conclusive evidence that the Note has been authenticated under this Indenture.

Pursuant to a Company Order, the Company shall execute and the Trustee shall authenticate (a) Original Notes for original issue in an aggregate principal amount of $425,000,000, and (b) Additional Notes subject to compliance at the time of issuance of such Additional Notes with the provisions of this Indenture. The aggregate principal amount of Notes outstanding shall not exceed the amount of Notes so executed and authenticated except as provided in Section 2.7.

The Trustee may appoint an authenticating agent reasonably acceptable to the Company to authenticate the Notes. Unless limited by the terms of such appointment, any such authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by any such agent. An authenticating agent has the same rights as any Registrar, co-Registrar, Transfer Agent or Paying Agent to deal with the Company or an Affiliate of the Company.

The Trustee shall have the right to decline to authenticate and deliver any Notes under this Section 2.2 if the Trustee, being advised by counsel, determines that such action may not lawfully be taken or if the Trustee in good faith shall determine that such action would expose the Trustee to personal liability to existing Holders.

Section 2.3. Registrar, Transfer Agent and Paying Agent. The Company shall maintain an office or agency for the registration of the Notes and of their transfer or exchange (the “Registrar”), an office or agency where Notes may be transferred or exchanged (the “Transfer Agent”), an office or agency where the Notes may be presented for payment (the “Paying Agent”) and an office or agency where notices or demands to or upon the Company in respect of the Notes may be served.

The Company shall maintain a Transfer Agent and Paying Agent in New York, New York. The Company may appoint one or more Transfer Agents, one or more co-Registrars and one or more additional Paying Agents. The Company or any or its Subsidiaries incorporated in the United States may act as Transfer Agent, Registrar, co-Registrar, Paying Agent and agent for service of notices and demands in connection with the Notes; provided, however, that neither the Company nor any of its Affiliates shall act as Paying Agent for the purposes of Article 8.

For the purposes of this Section 2.3, the Company hereby appoints U.S. Bank National Association located at 100 Wall Street, 16th Floor, New York, New York 10005, Attention: Corporate Trust Services, as Registrar and as Transfer Agent and Paying Agent in New York, New York and agent for service of notices and demands in connection with the Notes.

Subject to any applicable laws and regulations, the Company shall cause the Registrar to keep a register (the “Security Register”) at its corporate trust office in which, subject to such reasonable regulations it may prescribe, the Company shall provide for the registration of ownership, exchange, and transfer of the Notes. Such registration in the Security Register shall be conclusive evidence of the ownership of the Notes. Included in the books and records for the Notes shall be notations as to whether such Notes have been paid, exchanged or transferred, canceled, lost, stolen, mutilated or destroyed and whether such Notes have been replaced. In the case of the replacement of any of the Notes, the Registrar shall keep a record of the Note so replaced and the Note issued in replacement thereof. In the case of the cancellation of any of the Notes, the Registrar shall keep a record of the Note so canceled and the date on which such Note was canceled.

The Company shall enter into an appropriate agency agreement with any Paying Agent or co-Registrar not a party to this Indenture. Any such agreement shall implement the provisions of this Indenture that relate to such agent. The Company shall notify the Trustee of the name and address of any such agent. If the Company fails to maintain a Registrar or Paying Agent, the Trustee shall act as such and shall be entitled to appropriate compensation therefor pursuant to Section 7.6.

Section 2.4. Paying Agent to Hold Money in Trust. Not later than 11:00 am (New York, New York time) on each due date of the principal, premium, if any, and interest on any Notes, the Company shall deposit with the Paying Agent money in immediately available funds sufficient to pay such principal, premium, if any, and interest so becoming due on the due date for payment under the Notes. The Company shall require each Paying Agent other than the Trustee to agree in writing that such Paying Agent shall hold in trust for the benefit of the Holders or the Trustee all money held by the Paying Agent for the payment of principal of, premium, if any, and interest on the Notes (whether such money has been paid to it by the Company or any other obligor on the Notes), and such Paying Agent shall promptly notify the

Trustee of any default by the Company (or any other obligor on the Notes) in making any such payment. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee and account for any funds disbursed, and the Trustee may at any time during the continuance of any payment default, upon written request to a Paying Agent, require such Paying Agent to pay all money held by it to the Trustee and to account for any funds disbursed. Upon doing so, the Paying Agent shall have no further liability for the money so paid over to the Trustee. If the Company or any Affiliate of the Company acts as Paying Agent, it shall, on or before each due date of any principal, premium, if any, or interest on the Notes, segregate and hold in a separate trust fund for the benefit of the Holders a sum of money sufficient to pay such principal, premium, if any, or interest so becoming due until such sum of money shall be paid to such Holders or otherwise disposed of as provided in this Indenture, and shall promptly notify the Trustee of its action or failure to act.

Section 2.5. Holder Lists. The Registrar shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders. If the Trustee is not the Registrar, the Company shall furnish to the Trustee, in writing no later than two Business Days before each Interest Payment Date, in the case of Global Notes, or the Record Date for each Interest Payment Date, in the case of certificated Notes, and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Holders, including the aggregate principal amount of Notes held by each Holder.

Section 2.6. Transfer and Exchange. (a) Where Notes are presented to the Registrar or a co-Registrar with a request to register a transfer or to exchange them for an equal principal amount of Notes of other denominations, the Registrar shall register the transfer or make the exchange in accordance with the requirements of this Section 2.6. To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Notes, of any authorized denominations and of a like aggregate principal amount, at the Registrar’s request. No service charge shall be made for any registration of transfer or exchange of Notes, but the Company may require payment of a sum sufficient to cover any (i) transfer tax or similar governmental charge payable in connection with any such registration of transfer or exchange and (ii) agency fee or similar charge payable in connection with any such registration of transfer or exchange of Notes (other than any agency fee or similar charge payable upon exchanges pursuant to Sections 2.10, 3.7 or 9.4) or in accordance with an Offer to Purchase pursuant to Section 4.4, not involving a transfer.

Upon presentation for exchange or transfer of any Note as permitted by the terms of this Indenture and by any legend appearing on such Note, such Note shall be exchanged or transferred upon the Security Register and one or more new Notes shall be authenticated and issued in the name of the Holder (in the case of exchanges only) or the transferee, as the case may be. No exchange or transfer of a Note shall be effective under this Indenture unless and until such Note has been registered in the name of such Person in the Security Register. Furthermore, the exchange or transfer of any Note shall not be effective under this Indenture unless the request for such exchange or transfer is made by the Holder or by a duly authorized attorney-in-fact at the office of the Registrar.

Every Note presented or surrendered for registration of transfer or for exchange shall (if so required by the Company or the Registrar) be duly endorsed, or be accompanied by a written instrument or transfer, in form satisfactory to the Company and the Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing.

All Notes issued upon any registration of transfer or exchange of Notes shall be the valid obligations of the Company evidencing the same indebtedness, and entitled to the same benefits under this Indenture, as the Notes surrendered upon such registration of transfer or exchange.

The Company shall not be required (i) to issue, register the transfer of, or exchange any Note during a period beginning at the opening of fifteen days before the day of selection of Notes for redemption under Section 3.2 and ending upon such selection of Notes, or (ii) to register the transfer of or exchange any Note so selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.

(b) Notwithstanding any provision to the contrary herein, so long as a Global Note remains outstanding and is held by or on behalf of the Depositary, transfers of a Global Note, in whole or in part, or of any beneficial interest therein, shall only be made in accordance with Sections 2.1(c), 2.6(a) and this Section 2.6(b); provided, however, that a beneficial interest in a Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Global Note in accordance with the transfer restrictions set forth in the legend on the Note, if any.

(i) Except for transfers or exchanges made in accordance with any of clauses (ii), (iii) or (iv) of this Section 2.6(b), transfers of a Global Note shall be limited to transfers of such Global Note in whole, but not in part, to nominees of the Depositary or to a successor of the Depositary or such successor’s nominee.

(ii) Restricted Global Note to Regulation S Global Note. If the owner of a beneficial interest in a Restricted Global Note at any time wishes to exchange its interest in such Restricted Global Note for an interest in a Regulation S Global Note, or to transfer its interest in such Restricted Global Note to a Person who wishes to take delivery thereof in the form of a beneficial interest in a Regulation S Global Note, such transfer or exchange may be effected only in accordance with this clause (ii) and the rules and procedures of the Depositary, Euroclear and Clearstream. Upon receipt by the Registrar from the Transfer Agent of (A) instructions directing the Registrar to credit or cause to be credited an interest in such Regulation S Global Note in a specified principal amount and to cause to be debited an interest in a Restricted Global Note in such specified principal amount, and (B) a certificate in the form of Exhibit B hereto given by the owner of such beneficial interest stating that the transfer of such interest has been made in compliance with the transfer restrictions applicable to the Global Notes and (x) pursuant to and in accordance with Regulation S or (y) that the Note being transferred is being transferred in a transaction permitted by Rule 144, then the Registrar shall instruct the Depositary to reduce or cause to be reduced the principal amount of such Restricted Global Note and the Depositary to increase or cause to be increased the principal amount of such Regulation S Global Note by the aggregate principal amount of the interest in the Restricted Global Note to be exchanged.

(iii) Regulation S Global Note to Restricted Global Note. If the owner of a beneficial interest in a Regulation S Global Note at any time wishes to transfer such interest to a Person who wishes to take delivery thereof in the form of a beneficial interest in a Restricted Global Note, such transfer may be effected only in accordance with this clause (iii) and the rules and procedures of the Depositary, Euroclear and Clearstream. Upon receipt by the Registrar from the Transfer Agent of (A) instructions directing the Registrar to credit or cause to be credited an interest in such Restricted Global Note in a specified principal amount and to cause to be debited an interest in such Regulation S Global Note in such specified principal amount, and (B) a certificate in the form of Exhibit C hereto given by the owner of such beneficial interest stating that the transfer of such interest has been made in compliance with the transfer restrictions applicable to the Global Notes and stating that (x) the Person transferring such interest reasonably believes that the Person acquiring such interest is a QIB and is obtaining such interest in a transaction meeting the requirements of Rule 144A and any applicable securities laws of any state of the United States or (y) that the Person transferring such interest is relying on an exemption other than Rule 144A from the registration requirements of the Securities Act and, in such circumstances, such Opinion of Counsel as the Company or the Trustee may reasonably request to ensure that the requested transfer or exchange is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act, then the Registrar shall instruct the Depositary to reduce or cause to be reduced the principal amount of such Regulation S Global Note and to increase or cause to be increased the principal amount of such Restricted Global Note by the aggregate principal amount of the interest in such Regulation S Global Note to be exchanged or transferred.

(iv) Global Notes to certificated Notes. In the event that a Global Note is exchanged for Notes in certificated, registered form pursuant to Section 2.10, such Notes may be exchanged only in accordance with such procedures as are substantially consistent with the provisions of clauses (ii) and (iii) above (including the certification requirements intended to ensure that such transfers comply with Rule 144A or Regulation S under the Securities Act, as the case may be) and such other procedures as may from time to time be adopted by the Company and the Trustee. A beneficial interest in a Regulation S Temporary Global Note may not be exchanged for a Note in certificated form or transferred to a Person who takes delivery thereof in the form of a Note in certificated form prior to (A) the expiration of the Restricted Period and (B) the receipt by the Registrar of any certificates required pursuant to Rule 903(b)(3)(ii)(B) of the Securities Act, except in the case of a transfer pursuant to an exemption from the registration requirements of the Securities Act other than Rule 903 or Rule 904.

(c) If Notes are issued upon the transfer, exchange or replacement of Notes bearing the restricted legends set forth in Exhibit A hereto, the Notes so issued shall bear the restricted legends, and a request to remove such restricted legends from the Notes shall not be honored unless there is delivered to the Company such satisfactory evidence, which may include an Opinion of Counsel licensed to practice law in the State of New York, as may be reasonably required by the Company, that neither the legend nor the restrictions on transfer set forth therein are required to ensure that transfers thereof comply with the provisions of Rule 144A or Rule 144 under the Securities Act. Upon provision of such satisfactory evidence, the Trustee, at the direction of the Company, shall authenticate and deliver Notes that do not bear the legend.

(d) The Trustee shall have no responsibility for any actions taken or not taken by the Depositary, Euroclear and Clearstream, as the case may be.

Section 2.7. Replacement Notes. If a mutilated certificated Note is surrendered to the Registrar or if the Holder claims that the Note has been lost, destroyed or wrongfully taken, the Company shall issue and the Trustee shall authenticate a replacement Note in such form as the Note mutilated, lost, destroyed or wrongfully taken if the Holder satisfies any evidentiary or other reasonable requirements of the Trustee or the Company. If required by the Trustee or the Company, such Holder shall furnish an indemnity bond sufficient in the judgment of the Company and the Trustee to protect the Company, the Trustee, the Paying Agent, the Transfer Agent, the Registrar and any co-Registrar, and any authenticating agent from any loss that any of them may suffer if a Note is replaced. The Company and the Trustee may charge the Holder for their expenses in replacing a Note. Every replacement Note shall be an additional obligation of the Company.

Section 2.8. Outstanding Notes. Notes outstanding at any time are all Notes authenticated by the Trustee except for those cancelled by it, those delivered to it for cancellation and those described in this Section 2.8 as not outstanding. A Note does not cease to be outstanding because the Company or an Affiliate of the Company holds the Note.

If a Note is replaced pursuant to Section 2.7, it ceases to be outstanding unless the Trustee and the Company receive proof satisfactory to them that the Note which has been replaced is held by a bona fide purchaser.

Except if the Company or an Affiliate thereof is acting as Paying Agent, if the Paying Agent segregates and holds in trust, in accordance with this Indenture, on a Redemption Date or maturity date money sufficient to pay all principal, premium, if any, and interest payable on that date with respect to the Notes (or portions thereof) to be redeemed or maturing, as the case may be, and the Paying Agent is not prohibited from paying such money to the Holders on that date pursuant to the terms of this Indenture, then on and after that date such Notes (or portions thereof) cease to be outstanding and interest on them ceases to accrue.

Section 2.9. Notes Held by Company. In determining whether the Holders of the required principal amount of Notes have concurred in any direction or consent or any amendment, modification or other change to this Indenture, Notes owned by the Company or by an Affiliate of the Company shall be disregarded and treated as if they were not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent or any amendment, modification or other change to this Indenture, only Notes which a Trust Officer of the Trustee actually knows are so owned shall be so disregarded. Notes so owned which have been pledged in good faith shall not be disregarded if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right so to act with respect to the Notes and that the pledgee is not the Company or an Affiliate of the Company.

Section 2.10. Certificated Notes. (a) A Global Note deposited with the Depositary, as the case may be, or other custodian for the Depositary pursuant to Section 2.1 shall be transferred to the beneficial owners thereof in the form of certificated Notes only if such transfer complies with Section 2.6 and one of the following events has occurred (each, a “Certificated Note

Event”): (i) the Depositary notifies the Company that it is unwilling or unable to continue as the Depositary for such Global Note, or if at any time the Depositary ceases to be a “clearing agency” registered under the Exchange Act and a successor depositary is not appointed by the Company within 120 days of such notice, or (ii) if the owner of a beneficial interest in a Note requests such a transfer in writing delivered through the Depositary following an Event of Default under this Indenture and enforcement action is being taken in respect thereof under this Indenture. Notice of any such transfer shall be given by the Company in accordance with the provisions of Section 12.2(a).

(b) Any Global Note that is transferable to the beneficial owners thereof in the form of certificated Notes pursuant to this Section 2.10 shall be surrendered by the Depositary to the Transfer Agent, to be so transferred, in whole or from time to time in part, without charge, and the Trustee shall authenticate and deliver, upon such transfer of each portion of such Global Note, an equal aggregate principal amount of Notes of authorized denominations in the form of certificated Notes. Any portion of a Global Note transferred or exchanged pursuant to this Section 2.10 shall be executed, authenticated and delivered only in registered form in authorized denominations and registered in such names as the Depositary shall direct. Subject to the foregoing, a Global Note is not exchangeable except for a Global Note of like denomination to be registered in the name of the Depositary or its nominee. In the event that a Global Note becomes exchangeable for certificated Notes, payment of principal, premium, if any, and interest on the certificated Notes shall be payable, and the transfer of the certificated Notes shall be registrable, at the office or agency of the Company maintained for such purposes in accordance with Section 2.3. Such certificated Notes shall bear the applicable legends set forth in Exhibit A hereto.

(c) In the event of the occurrence of any of the events specified in Section 2.10(a), the Company shall promptly make available to the Trustee a reasonable supply of certificated Notes in definitive, fully registered form without interest coupons.

(d) In the event that certificated Notes are not issued to each owner of beneficial interests in Global Notes in accordance with Section 2.10(a) promptly after a Certificated Note Event, the Company explicitly acknowledges, with respect to the right of any Holder to pursue a remedy pursuant to Section 6.6 or 6.7, the right of any beneficial owner in any Global Note to pursue such remedy with respect to the portion of the Global Note that represents such beneficial owner’s Notes as if such certificated Notes had been issued.

Section 2.11. Cancellation. The Company at any time may deliver Notes to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee, in accordance with its customary procedures, and no one else shall cancel (subject to the record retention requirements of the Exchange Act and the Trustee’s retention policy) all Notes surrendered for registration of transfer, exchange, payment or cancellation and destroy such cancelled Notes in its customary manner. Certification of the destruction of cancelled Notes shall be delivered to the Company. Except as otherwise provided in this Indenture the Company may not issue new Notes to replace Notes it has redeemed, paid or delivered to the Trustee for cancellation.

Section 2.12. Defaulted Interest. Any interest on any Note that is payable, but is not punctually paid or duly provided for, on the dates and in the manner provided in the Notes and this Indenture (all such interest herein called “Defaulted Interest”) shall forthwith cease to be payable to the Holder on the relevant Record Date by virtue of having been such Holder, and such Defaulted Interest may be paid by the Company, at its election in each case, as provided in clause (a) or (b) below:

(a) The Company may elect to make payment of any Defaulted Interest to the Persons in whose names the Notes are registered at the close of business on a special record date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Note and the date of the proposed payment, and at the same time the Company may deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest; or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this clause provided. In addition, the Company shall fix a special record date for the payment of such Defaulted Interest, such date to be not more than 15 days and not less than 10 days prior to the proposed payment date and not less than 15 days after the receipt by the Trustee of the notice of the proposed payment date. The Company shall promptly but, in any event, not less than 15 days prior to the special record date, notify the Trustee of such special record date and, in the name and at the expense of the Company, the Trustee shall cause notice of the proposed payment date of such Defaulted Interest and the special record date therefor to be mailed first-class, postage prepaid to each Holder as such Holder’s address appears in the Security Register, not less than 10 days prior to such special record date. Notice of the proposed payment date of such Defaulted Interest and the special record date therefor having been so mailed, such Defaulted Interest shall be paid to the Persons in whose names the Notes are registered at the close of business on such special record date and shall no longer be payable pursuant to clause (b) below.

(b) The Company may make payment of any Defaulted Interest on the Notes in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee of the proposed payment date pursuant to this clause, such manner of payment shall be deemed reasonably practicable.

Subject to the foregoing provisions of this Section 2.12, each Note delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Note shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Note.

Section 2.13. Computation of Interest. Interest on the Notes shall be computed on the basis of a 360-day year comprising twelve 30-day months.

Section 2.14. CUSIP and ISIN Numbers. The Company in issuing the Notes may use CUSIP, and ISIN numbers (if then generally in use), and, if so, the Trustee shall use CUSIP and ISIN numbers, as appropriate, in notices of redemption as a convenience to Holders; provided, however, that any such notice may state that no representation is made as to the correctness of such numbers or codes either as printed on the Notes or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Notes, and any such redemption shall not be affected by any defect in or omission of such numbers. The Company shall promptly notify the Trustee of any change in the CUSIP or ISIN numbers.

Section 2.15. Issuance of Additional Notes. The Company may issue an unlimited amount of Additional Notes from time to time under this Indenture in accordance with the procedures of Section 2.2; provided that if any Additional Notes are not fungible with the Notes for U.S. federal income tax purposes, such Additional Notes shall be issued as a separate series under this Indenture and shall have a separate CUSIP number or common code and ISIN as applicable, from the Notes. The Original Notes issued on the date of this Indenture and any Additional Notes subsequently issued shall be treated as a single class for all purposes under this Indenture, including with respect to waivers, amendments, redemptions and Offers to Purchase.

Section 2.16. Open Market Purchases. The Company and its Restricted Subsidiaries may at any time and from time to time purchase Notes in the open market or otherwise.

ARTICLE 3

REDEMPTION; OFFERS TO PURCHASE

Section 3.1. Right of Redemption. (a) Prior to the date that is 90 days prior to the Stated Maturity date of the Notes, the Company may redeem the Notes, in whole or from time to time in part, at a Redemption Price equal to the greater of (i) 100% of the principal amount of such Notes or (ii) the sum of the present values of the remaining scheduled payments of principal and interest on such Notes from the Redemption Date to the Stated Maturity date of the Notes discounted in either case to the Redemption Date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 50 basis points, plus in either (i) or (ii), any interest accrued but not paid to the Redemption Date (subject to the right of Holders of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date). For the avoidance of doubt, any calculation of the remaining scheduled payments of principal and interest pursuant to subclause (ii) of the preceding sentence shall not include interest accrued as of the Redemption Date.

(b) At any time on or after the date that is 90 days prior to the Stated Maturity date of the Notes, the Company may redeem all or part of the Notes at a redemption price equal to 100% of the principal amount thereof, plus any interest accrued but not paid to the Redemption Date (subject to the right of Holders of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date).

(c) Any redemption pursuant to this Section 3.1 shall be made pursuant to the provisions of this Article 3.

Section 3.2. Notices to Trustee. If the Company elects to redeem all or a portion of the Notes pursuant to Section 3.1, it shall notify the Trustee in writing of the Redemption Date, the principal amount of Notes to be redeemed and the paragraph of the Notes pursuant to which the redemption will occur.

The Company shall give each notice to the Trustee provided for in this Section 3.2 at least two Business Days before the date notice is mailed to the Holders pursuant to Section 3.4 unless the Trustee consents to a shorter period or waives such notice requirement. Such notice shall be accompanied by an Officer’s Certificate from the Company to the effect that such redemption will comply with the conditions herein.

Section 3.3. Selection of Notes to be Redeemed. If less than all of the Notes are to be redeemed at any time, the Trustee shall select Notes for redemption as follows:

(1) in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed;

(2) if the Notes are not so listed, on a pro rata basis, by lot or by such other method as the Trustee deems fair and appropriate; or

(3) otherwise in accordance with the procedures of DTC;

provided, however, that no such partial redemption shall reduce the portion of the principal amount of a Note not redeemed to less than $2,000.

The Trustee shall make the selection from the Notes outstanding and not previously called for redemption. The Trustee may select for redemption portions equal to $1,000 in principal amount or any integral multiple of $1,000 in excess thereof; provided, however, that no such redemption shall reduce the portion of the principal amount of a Note not redeemed to less than $2,000. Provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption. The Trustee shall notify the Company and the Registrar promptly in writing of the Notes or portions of Notes to be called for redemption.

Section 3.4. Notice of Redemption. (a) At least 30 days but not more than 60 days before a Redemption Date of Notes, the Company shall (i) mail a notice of redemption by first-class mail to each Holder whose Notes are to be redeemed at its registered address contained in the Security Register or (ii) otherwise give notice of redemption to each Holder in accordance with the procedures of DTC. The Company shall comply with the provisions of Section 12.2(b).

(b) The notice shall identify the Notes to be redeemed (including CUSIP and ISIN numbers) and shall state:

(i) the Redemption Date or expected Redemption Date, as the case may be;

(ii) the Redemption Price (or the formula by which the Redemption Price will be determined in accordance with this Indenture) and the amount of accrued and unpaid interest, if any, to be paid or expected to be paid; provided that if the notice does not include the actual Redemption Price, the actual Redemption Price shall be set forth in an Officer’s Certificate delivered to the Trustee no later than two Business Days prior to the Redemption Date or expected Redemption Date, as applicable;

(iii) the name and address of the Paying Agent;

(iv) that Notes called for redemption must be surrendered to the Paying Agent to collect the Redemption Price plus accrued and unpaid interest, if any;

(v) that, if any Note is being redeemed in part, the portion of the principal amount (equal to $1,000 in principal amount or any integral multiple of $1,000 in excess thereof) of such Note to be redeemed (provided that no such partial redemption shall reduce the portion of the principal amount of a Note not redeemed to less than $2,000) and that, on and after the Redemption Date, upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion thereof will be reissued;

(vi) that, if any Note contains a CUSIP or ISIN number, no representation is being made as to the correctness of such CUSIP or ISIN number either as printed on the Notes or as contained in the notice of redemption and that reliance may be placed only on the other identification numbers printed on the Notes;

(vii) that, unless the Company defaults in making such redemption payment, interest on the Notes (or portion thereof) called for redemption shall cease to accrue on and after the Redemption Date; and

(viii) the paragraph of the Notes pursuant to which the Notes called for redemption are being redeemed.

In addition, if such redemption, purchase or notice is subject to satisfaction of one or more conditions precedent, as permitted by Section 3.1, such notice shall describe each such condition, and if applicable, shall state that, in the Company’s discretion, the Redemption Date may be delayed until such time as any or all such conditions shall be satisfied, or such redemption or purchase may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied by the Redemption Date, or by the Redemption Date as so delayed.

At the Company’s written request, the Trustee shall give a notice of redemption in the Company’s name and at the Company’s expense. In such event, the Company shall provide the Trustee with the notice and the other information required by this Section 3.4.

Section 3.5. Deposit of Redemption Price. On or prior to any Redemption Date, the Company shall deposit or cause to be deposited with the Paying Agent (or, if the Company or a Subsidiary is the Paying Agent, shall segregate and hold in trust) a sum in same day funds sufficient to pay the Redemption Price of and accrued and unpaid interest on all Notes to be redeemed on that date other than Notes or portions of Notes called for redemption that have previously been delivered by the Company to the Trustee for cancellation. The Paying Agent shall return to the Company any money so deposited that is not required for that purpose.

Section 3.6. Payment of Notes Called for Redemption. If notice of redemption has been given in the manner provided herein, the Notes or portion of Notes specified in such notice to be redeemed shall become due and payable on the Redemption Date (unless the Company delays such Redemption Date or rescinds such notice of redemption, in each case pursuant to a condition precedent specified in such notice of redemption) at the Redemption Price stated therein, together with accrued and unpaid interest to such Redemption Date, and on and after such date (unless the Company shall default in the payment of such Notes at the Redemption Price and accrued and unpaid interest to the Redemption Date, in which case the principal, until paid, shall bear interest from the Redemption Date at the rate prescribed in the Notes), such Notes shall cease to accrue interest. Upon surrender of any Note for redemption in accordance with a notice of redemption, such Note shall be paid and redeemed by the Company at the Redemption Price, together with accrued and unpaid interest, if any, to the Redemption Date; provided, however, that installments of interest whose Stated Maturity is on or prior to the Redemption Date shall be payable to the Holders registered as such at the close of business on the relevant Record Date.

Notice of redemption shall be deemed to be given when mailed or electronically transmitted, whether or not the Holder receives the notice. In any event, failure to give such notice, or any defect therein, shall not affect the validity of the proceedings for the redemption of Notes held by Holders to whom such notice was properly given.

Section 3.7. Notes Redeemed in Part. (a) Upon surrender of a Global Note that is redeemed in part, the Paying Agent shall forward such Global Note to the Trustee who shall make a notation on the Security Register to reduce the principal amount of such Global Note to an amount equal to the unredeemed portion of the Global Note surrendered; provided, however, that each such Global Note shall be in a principal amount of $2,000 or an integral multiple of $1,000 in excess thereof.

(b) Upon surrender and cancellation of a certificated Note that is redeemed in part, the Company shall execute and the Trustee shall authenticate for the Holder (at the Company’s expense) a new Note equal in principal amount to the unredeemed portion of the Note surrendered and canceled; provided, however, that each such certificated Note shall be in a principal amount of $2,000 or an integral multiple of $1,000 in excess thereof.

Section 3.8. Mandatory Redemption. The Company shall not be required to make any mandatory redemption or sinking fund payments with respect to the Notes.

ARTICLE 4

COVENANTS

Section 4.1. Payment of Notes. The Company covenants and agrees for the benefit of the Holders that it shall duly and punctually pay the principal of, premium, if any, and interest on the Notes on the dates and in the manner provided in the Notes and in this Indenture. Principal, premium, if any, and interest shall be considered paid on the date due if on such date the Trustee or the Paying Agent (other than the Company or any of its Affiliates) holds, in accordance with this Indenture, money sufficient to pay all principal, premium, if any, and interest then due. If the Company or any of its Subsidiaries acts as Paying Agent, principal, premium, if any, and interest shall be considered paid on the due date if the entity acting as Paying Agent complies with Section 2.4.

The Company shall pay interest on overdue principal at the rate specified therefor in the Notes. The Company shall pay interest on overdue installments of interest at the same rate to the extent lawful.

Section 4.2. Corporate Existence. Subject to Article 5, the Company and each Restricted Subsidiary shall do or cause to be done all things necessary to preserve and keep in full force and effect their corporate, partnership, limited liability company or other existence and the rights (charter and statutory), licenses and franchises of the Company and each Restricted Subsidiary; provided, however, that the Company shall not be required to preserve any such right, license or franchise if the Board of Directors of the Company shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and the Restricted Subsidiaries as a whole and that the loss thereof is not disadvantageous in any material respect to the Holders.

Section 4.3. Statement as to Compliance. The Company shall deliver to the Trustee annually within 120 days after the end of each fiscal year an Officer’s Certificate regarding compliance with this Indenture. Within 30 days of becoming aware of any Default or Event of Default, the Company shall deliver to the Trustee an Officer’s Certificate specifying such Default or Event of Default.

Section 4.4. Repurchase at the Option of Holders upon a Change of Control Repurchase Event. (a) Unless the Company has previously or concurrently mailed or otherwise given a redemption notice with respect to all the outstanding Notes pursuant to Section 3.4, the Company shall commence, within 30 days of the occurrence of a Change of Control Repurchase Event, and consummate, by the Payment Date, an Offer to Purchase for all Notes then outstanding, at a purchase price in cash equal to 101% of the aggregate principal amount of the Notes repurchased plus accrued and unpaid interest thereon, to the date of repurchase, subject to the rights of Holders of Notes on the relevant Record Date to receive interest due on the relevant Interest Payment Date.

(b) The Company shall not be required to make an Offer to Purchase upon a Change of Control Repurchase Event if a third party makes the Offer to Purchase in the manner, at the times and otherwise in compliance with the requirements set forth in this Indenture applicable to an Offer to Purchase made by the Company and purchases all Notes validly tendered and not withdrawn under such Offer to Purchase. Notwithstanding anything to the contrary herein, an Offer to Purchase may be made in advance of the consummation of an event constituting a Change of Control, if such Offer to Purchase is conditioned upon a Change of Control Repurchase Event occurring prior to the Payment Date for such Offer to Purchase and a definitive agreement is in place with respect to the event constituting the Change of Control at the time of making of such Offer to Purchase.

(c) The Company shall comply with Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder, to the extent such laws and regulations are applicable, in the event that the Company is required to repurchase Notes pursuant to an Offer to Purchase. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Indenture relating to an Offer to Purchase, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under such provisions of this Indenture by virtue of such conflict.

Section 4.5. Limitation on Liens. The Company shall not, and shall not permit any Restricted Subsidiary to, create, assume or suffer to exist any Lien securing Indebtedness on (a) any Principal Property that the Company or any Restricted Subsidiary now owns or subsequently acquires or (b) shares of Capital Stock or Indebtedness of any Material Subsidiary that is owned by or owing to the Company or any Restricted Subsidiary, or on any income, revenues or rights in respect of any such Capital Stock or Indebtedness, unless the Notes shall be equally and ratably secured. This restriction will not apply, however, to:

(1) Liens existing on the date of this Indenture (other than any Liens securing Indebtedness outstanding under the Credit Agreement); provided that such Liens secure only those obligations which they secure as of the date of this Indenture;

(2) Liens on any property securing Indebtedness incurred or assumed after the date of this Indenture for the purpose of financing all or any part of the cost of purchasing, constructing or improving such property (including any Capital Lease); provided that such Lien attaches to such property concurrently with or within 180 days after the purchase, completion of construction or improvement of such property and that such Lien does not apply to any other property of the Company or any Subsidiary of the Company;

(3) any Lien on any property of any person existing at the time such person becomes a Subsidiary of the Company and that is not incurred in contemplation of such event;

(4) any Lien on any property of any person existing at the time such person is merged or consolidated with or into the Company or any of the Subsidiaries of the Company and that is not incurred in contemplation of such event;

(5) any Lien on any property existing prior to the acquisition of such property by the Company or any of the Subsidiaries of the Company and that is not incurred in contemplation of such acquisition;

(6) Liens securing any obligations of any of the Subsidiaries of the Company to the Company or to any of the Subsidiaries of the Company;

(7) any extension, renewal or replacement of Liens referred to in subclauses (1) through (6) above; provided that any such extension, renewal or replacement Lien shall be limited to the property covered by the Lien extended, renewed or replaced and that the obligation secured by such new Lien shall not be greater in amount than the obligations secured by the Lien extended, renewed or replaced (plus an amount in respect of reasonable financing fees and related transaction costs);

(8) Liens incurred pursuant to any industrial revenue bond or similar conduit financing to secure the related Indebtedness, so long as such Lien is limited to the property of the related project;

(9) Liens on Accounts Receivable that are the subject of a Permitted Receivables Financing (and any related property that would ordinarily be subjected to a Lien in connection with such Permitted Receivables Financing, such as proceeds and records);

(10) Liens for taxes, governmental assessments, charges or levies in the nature of taxes not yet due and payable, or Liens for taxes, governmental assessments, charges or levies in the nature of taxes being contested in good faith and by appropriate proceedings for which adequate reserves, to the extent required by GAAP, have been established;

(11) Liens imposed by law, which were incurred in the ordinary course of business and do not secure Indebtedness, such as carriers’, warehousemen’s, materialmen’s, repairmen’s and mechanic’s liens and other similar Liens arising in the ordinary course of business, including, without limitation, Liens in respect of litigation claims made or filed against the Company or any of the Subsidiaries of the Company in the ordinary course of business, and (x) which do not in the aggregate materially detract from the value of the property or assets subject to such Lien or materially impair the use of such property in the operation of the business of the Company and that of the Subsidiaries of the Company or (y) which are being contested in good faith by appropriate proceedings, which proceedings have the effect of preventing the forfeiture or sale of the property or assets subject to any such Lien;

(12) Permitted Encumbrances;

(13) utility deposits and pledges or deposits in connection with workers’ compensation, unemployment insurance and other social security legislation, or to secure the performance of tenders, statutory obligations, surety, customs and appeal bonds, bids, leases, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money);

(14) landlord’s liens under leases to which the Company or any of the Subsidiaries of the Company is a party;

(15) Liens arising from precautionary UCC financing statement or similar filings regarding operating leases;

(16) Liens securing Hedging Obligations of the Company or any Restricted Subsidiary (x) that are incurred for the purpose of fixing, limiting, managing, hedging or swapping interest rate, commodity price or foreign currency exchange rate risk (or to reverse or amend any such agreements previously made for such purposes), and not for speculative purposes, or (y) securing letters of credit that support such Hedging Obligations;

(17) Liens securing Indebtedness of the Company or any Restricted Subsidiary under any Credit Agreement in an aggregate amount at any one time outstanding pursuant to this subclause (17) not to exceed $3,430,000,000; and

(18) Liens not otherwise permitted by the foregoing subclauses (1) through (17) securing Indebtedness in an aggregate principal amount outstanding at any time not exceeding 15% of Consolidated Net Tangible Assets as at the last day of the most recently ended fiscal quarter of the Company.

Section 4.6. Reports to Holders. (a) Notwithstanding that the Company may not be subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, if not filed electronically with the Commission through the Commission’s Electronic Data Gathering, Analysis, and Retrieval System (or any successor system), the Company shall furnish to the Trustee and, upon request, to Holders of Notes, beneficial owners of the Notes and prospective investors that certify to the reasonable satisfaction of the Company that they are “qualified institutional buyers” (within the meaning of Rule 144A under the Securities Act) or otherwise eligible to hold the Notes copies of all of the information and reports referred to in subclauses (1) and (2) below within the time periods specified in the Commission’s rules and regulations:

(1) all quarterly and annual financial information that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K if the Company were required to file such Forms, including a “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and, with respect to the annual information only, a report on the annual financial statements by the Company’s certified independent accountants; and

(2) all current reports that would be required to be filed with the Commission on Form 8-K if the Company were required to file such reports,

in each case in a manner that complies in all material respects with the requirements specified with respect to such information and reports in such forms; provided that (A) the information or reports referenced in subclauses (1) and (2) above shall not be required to contain the separate financial information with respect to any subsidiary of the Company contemplated by Rule 3-10 or Rule 3-16 of Regulation S-X promulgated under the Exchange Act and (B) nothing contained in this Indenture shall otherwise require the Company to comply with the provisions of the Sarbanes-Oxley Act of 2002 at any time when it would not otherwise be subject to such statute.

(b) In lieu of furnishing the information or reports specified in subclauses (1) and (2) of clause (a) above to the Trustee or, upon request, to Holders of Notes, beneficial owners of the Notes and prospective investors that certify to the reasonable satisfaction of the Company that they are “qualified institutional buyers” (within the meaning of Rule 144A under the Securities Act) or otherwise eligible to hold the Notes (if such information and reports are not filed electronically with the Commission through the Commission’s Electronic Data Gathering, Analysis, and Retrieval System (or any successor system)), the Company may post copies of such information or reports on a non-public website to which access is given to the Trustee, Holders of Notes, any beneficial owner of the Notes and prospective investors that certify to the reasonable satisfaction of the Company that they are “qualified institutional buyers” (within the meaning of Rule 144A under the Securities Act) or otherwise eligible to hold the Notes.

(c) Notwithstanding clauses (a) and (b) of this Section 4.6, if any direct or indirect parent of the Company becomes a Subsidiary Guarantor (there being no obligation of any such parent to do so), the reports, information and other documents required to be filed and provided as described above may be those of such parent, rather than those of the Company.

(d) For so long as any Notes remain outstanding, the Company shall furnish to the Holders of Notes, beneficial owners of Notes and to prospective investors that certify to the reasonable satisfaction of the Company that they are “qualified institutional buyers” (within the meaning of Rule 144A under the Securities Act), upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

Section 4.7. Limitations on Sale and Leaseback Transactions. The Company shall not enter into, or allow any Restricted Subsidiary of the Company to enter into, any Sale and Leaseback Transaction except for Sale and Leaseback Transactions: (i) to which the sole parties are the Company and one or more Restricted Subsidiaries of the Company; (ii) which do not involve a lease term of more than three years; or (iii) in connection with which the Company or such Restricted Subsidiary, within 120 days after the effective date of such Sale and Leaseback Transaction, applies an amount equal to the greater of (a) the net proceeds of such sale or transfer and (b) the fair value, as determined by the Company’s Board of Directors at the time of such sale or transfer, of the Principal Property sold pursuant to the Sale and Leaseback Transaction, (x) to the repayment or retirement (other than mandatory repayment or retirement) of Funded Debt of the Company or such Restricted Subsidiary; or (y) to the purchase of other property that will constitute Principal Property.

Section 4.8. Maintenance of Properties. The Company will cause all properties used or useful in the conduct of its business or the business of any Subsidiary Guarantor to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Company may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided, however, that nothing in this Section 4.8 shall prevent the Company from discontinuing the operation or maintenance of any of such properties if such discontinuance is, in the judgment of the Company, desirable in the conduct of its business or the business of any Subsidiary and not disadvantageous in any material respect to the Holders.

Section 4.9. Payment of Taxes and Other Claims. The Company will pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (1) all taxes, assessments and governmental charges levied or imposed upon the Company or any of its Subsidiaries or upon the income, profits or property of the Company or any of its Subsidiaries, and (2) all lawful claims for labor, materials and supplies which, if unpaid, might by law become a lien upon the property of the Company or any of its Subsidiaries; provided, however, that the Company shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith and for which adequate reserves have been established in accordance with generally accepted accounting principles or which if unpaid would reasonably not be expected to result in a material adverse effect on the business, results of operations, or financial condition of the Company and its Subsidiaries, taken as a whole.

Section 4.10. Maintenance of Insurance. The Company shall, and shall cause any Subsidiary Guarantors to, keep at all times all of their properties which are of an insurable nature insured against loss or damage, and to maintain liability insurance, with insurers believed by the Company to be responsible to the extent that property of similar character is usually so insured, or liability insurance usually is so maintained, by corporations similarly situated and owning like properties in accordance with good business practice.

Section 4.11. Future Note Guarantees. The Company shall not permit any Domestic Subsidiary to Guarantee any obligations under the Credit Agreement unless such Domestic Subsidiary (a) is a Subsidiary Guarantor or (b) becomes a Subsidiary Guarantor by executing a supplemental Indenture substantially in the form attached hereto as Exhibit D and delivering an Opinion of Counsel to the Trustee within 30 days of the date on which such Domestic Subsidiary became a guarantor under the Credit Agreement.

Section 4.12. Payments for Consent. The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, pay or cause to be paid any consideration to or for the benefit of any Holder of Notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Notes unless such consideration is offered to be paid to all Holders and is paid to all Holders of the Notes that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

ARTICLE 5

CONSOLIDATION, MERGER OR SALE OF ASSETS

Section 5.1. Consolidation, Merger or Sale of Assets. The Company shall not consolidate with or merge into any other Person or convey, transfer or lease its properties and assets substantially as an entirety to any Person, unless:

(1) in case the Company shall consolidate with or merge into another Person or convey, transfer or lease its properties and assets substantially as an entirety to any Person, the Person formed by such consolidation or into which the Company is merged or the Person which acquires by conveyance or transfer, or which leases, the properties and assets of the Company substantially as an entirety shall be a corporation, limited liability company, partnership or trust or other entity, shall be organized and validly existing under the laws of the United States of America, any State thereof or the District of Columbia and shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, the due and punctual payment of the principal of (and premium, if any) and interest on all the Notes and the performance or observance of every covenant of this Indenture on the part of the Company to be performed or observed; and

(2) immediately after giving effect to such transaction, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have happened and be continuing.

Section 5.2. Successor Substituted. Upon any consolidation of the Company with, or merger of the Company into, any other Person or any conveyance, transfer or lease of the properties and assets of the Company substantially as an entirety in accordance with Section 5.1, the successor Person formed by such consolidation or into which the Company is merged or to which such conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor Person had been named as the Company herein, and thereafter, except in the case of a lease, the predecessor Person shall be relieved of all obligations and covenants under this Indenture and the Notes.

ARTICLE 6

DEFAULTS AND REMEDIES

Section 6.1. Events of Default. (a) Each of the following is an “Event of Default” with respect to the Notes (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

(1) default in the payment of any interest upon any Note when it becomes due and payable, and continuance of such default for a period of 30 days; or

(2) default in the payment of the principal of (or premium, if any, on) any Note at its Maturity; or

(3) default in the performance, or breach, of Section 4.11, Section 5.1 or Section 5.2; or

(4) default in the performance, or breach, of any covenant or warranty of the Company in this Indenture (other than a covenant or warranty a default in whose performance or whose breach is addressed in subclause (3) above), and continuance of such default or breach for a period of 60 days after there has been given, in the manner provided in Section 12.2, to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in principal amount of the outstanding Notes a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a “Notice of Default” hereunder; or

(5) a default or defaults under the terms of any bond(s), debenture(s), note(s) or other evidence(s) of, or under any mortgage(s), indenture(s), agreement(s) or instrument(s) under which there may be issued or by which there may be secured or evidenced, any Indebtedness of the Company or any Restricted Subsidiary with a principal amount then outstanding, individually or in the aggregate, of at least $75,000,000, whether such Indebtedness now exists or is hereafter incurred, which default or defaults (i) shall have resulted in such Indebtedness becoming or being declared due and payable prior to the date on which it would otherwise have become due and payable or (ii) shall constitute the failure to pay all or any portion of such Indebtedness at the Stated Maturity thereof (after expiration of any applicable grace period) and such default shall not have been rescinded or such Indebtedness shall not have been discharged within 10 days; or

(6) the entry by a court having jurisdiction of (A) a decree or order for relief in respect of the Company or any Restricted Subsidiary that is a Significant Subsidiary of the Company (or any Restricted Subsidiaries that together would constitute a Significant

Subsidiary of the Company) (any such Restricted Subsidiary or Restricted Subsidiaries, together a “Bankruptcy Significant Subsidiary”) in an involuntary case or proceeding under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law or (B) a decree or order adjudging the Company or any Bankruptcy Significant Subsidiary a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Company or any Bankruptcy Significant Subsidiary under any applicable Federal or State law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or any Bankruptcy Significant Subsidiary or of any substantial part of the property of the Company or any Bankruptcy Significant Subsidiary, or ordering the winding up or liquidation of the affairs of the Company or any Bankruptcy Significant Subsidiary, and the continuance of any such decree or order for relief or any such other decree or order unstayed and in effect for a period of 60 consecutive days; or

(7) the commencement by the Company or any Bankruptcy Significant Subsidiary of a voluntary case or proceeding under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law or of any other case or proceeding to be adjudicated a bankrupt or insolvent, or the consent by the Company or any Bankruptcy Significant Subsidiary to the entry of a decree or order for relief in respect of the Company or any Bankruptcy Significant Subsidiary in an involuntary case or proceeding under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against the Company or any Bankruptcy Significant Subsidiary or the filing by the Company or any Bankruptcy Significant Subsidiary of a petition or answer or consent seeking reorganization or relief under any applicable Federal or State law, or the consent by the Company or any Bankruptcy Significant Subsidiary to the filing of such a petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or similar official of the Company or any Restricted Subsidiary or of any substantial part of the property of the Company or any Bankruptcy Significant Subsidiary, or the making by the Company or any Bankruptcy Significant Subsidiary of an assignment for the benefit of creditors, or the admission by the Company or any Bankruptcy Significant Subsidiary in writing of its inability to pay its debts generally as they become due, or the taking of corporate action by the Company or any Bankruptcy Significant Subsidiary in furtherance of any such action.

Notwithstanding the foregoing, no failure to comply with Section 4.6 shall be deemed a default until a period of 120 days has elapsed from such failure, and any failure to comply with such Section shall be automatically cured when the Company files (or attempts to file) all required reports with the Commission.

(b) In the event of any Event of Default specified in clause (a)(5) of this Section 6.1, such Event of Default and all consequences thereof (excluding any resulting payment default, other than as a result of acceleration of the Notes) shall be annulled, waived and rescinded, automatically and without any action by the Trustee or the Holders of Notes, if within 20 days after such Event of Default arose:

(1) the Indebtedness or guarantee that is the basis for such Event of Default has been discharged; or

(2) Holders thereof have rescinded or waived the acceleration, notice or action (as the case may be) giving rise to such Event of Default; or

(3) the default that is the basis for such Event of Default has been cured.

(c) If a Default or an Event of Default occurs and is continuing and is known to the Trustee as provided herein, the Trustee shall mail to each Holder notice of the Default or Event of Default by registered or certified mail or facsimile or electronic transmission within five Business Days after it has obtained knowledge of such Default or Event of Default. The Trustee may withhold from Holders of the Notes notice of any Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest) if it determines that withholding notice is in their interest. The Trustee shall not be deemed to have knowledge of a Default unless a Trust Officer has actual knowledge of such Default or written notice of such Default has been received by the Trustee at its Corporate Trust Office. Delivery of reports to the Trustee pursuant to Section 4.6 shall not constitute knowledge of, or notice to, the Trustee of the information contained therein.

Section 6.2. Acceleration. (a) If an Event of Default with respect to the Notes (other than an Event of Default specified in Sections 6.1(a)(6) or 6.1(a)(7) above) occurs and is continuing, then and in every such case the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes by written notice to the Company specifying the Event of Default (and to the Trustee if such notice is given by the Holders) may and the Trustee, upon the written request of such Holders shall, declare the principal amount of all of the outstanding Notes to be due and payable immediately, and upon any such declaration such principal amount in respect of the Notes shall become immediately due and payable.

(b) If an Event of Default specified in Sections 6.1(a)(6) or 6.1(a)(7) above occurs and is continuing, then the principal amount of all of the outstanding Notes shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.

Section 6.3. Other Remedies. If an Event of Default occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

All rights of action and claims under this Indenture or the Notes may be prosecuted and enforced by the Trustee without the possession of any of the Notes or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name and as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders in respect of which such judgment has been recovered.

Section 6.4. Waiver of Past Defaults. The Holders of a majority in aggregate principal amount of Notes then outstanding by notice to the Trustee may on behalf of the Holders of all of the Notes waive any existing Default or Event of Default and its consequences under this Indenture with respect to the Notes except a continuing Default or Event of Default in the payment of premium, interest on, or the principal of, the Notes.

Section 6.5. Control by Majority. (a) Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power with respect to the Notes.

(b) The Holders of a majority in principal amount of then outstanding Notes shall have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee with respect to the Notes; provided that the Trustee may refuse to follow any direction (i) that conflicts with law or this Indenture, (ii) that may involve the Trustee in personal liability or (iii) that the Trustee determines in good faith may be unduly prejudicial to the rights of Holders of Notes not joining in the giving of such direction. The Trustee may take any other action it deems proper that is not inconsistent with any such direction received from Holders of Notes.

Section 6.6. Limitation on Suits. A Holder may not pursue any remedy with respect to this Indenture or the Notes unless:

(1) the Holder gives the Trustee written notice of a continuing Event of Default;

(2) the Holders of at least 25% in aggregate principal amount of outstanding Notes make a written request to the Trustee to pursue the remedy;

(3) such Holder or Holders offer the Trustee indemnity reasonably satisfactory to the Trustee against any costs, liability or expense;

(4) the Trustee does not comply with the request within 60 days after receipt of the request and the offer of indemnity; and

(5) during such 60-day period, the Holders of a majority in aggregate principal amount of the outstanding Notes do not give the Trustee a direction that is inconsistent with the request.

The limitations set forth in clauses (1) to (5) above do not apply to the right of any Holder of a Note to receive payment of the principal of, premium, if any, or interest on, such Note or to bring suit for the enforcement of any such payment, on or after the due date expressed in the Notes, which right shall not be impaired or affected without the consent of the Holder.

A Holder may not use this Indenture to prejudice the rights of any other Holder or to obtain a preference or priority over another Holder. Holders of the Notes may not enforce this Indenture or the Notes except as provided in this Indenture.

Section 6.7. Unconditional Right of Holders To Receive Payment. Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of principal of, premium, if any, and interest, if any, on the Notes held by such Holder, on or after the respective due dates expressed in the Notes, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

Section 6.8. Collection Suit by Trustee. The Company covenants that if (1) default is made in the payment of any interest on any Note when such interest becomes due and payable and such default continues for a period of 30 days, or (2) default is made in the payment of the principal of (or premium, if any, on) any Note at the Maturity thereof, the Company will, upon demand of the Trustee, pay to it, for the benefit of the Holders, the whole amount then due and payable on the Notes for principal (and premium, if any) and interest, and, to the extent that payment of such interest shall be legally enforceable, interest on any overdue principal (and premium, if any) and on any overdue interest, at the rate provided therefor in the Notes, and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

If an Event of Default with respect to the Notes occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders of the Notes by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

Section 6.9. Trustee May File Proofs of Claim. The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.6) and the Holders allowed in any judicial proceedings relative to the Company or any Subsidiary Guarantor, their creditors or their property and, unless prohibited by law or applicable regulations, may vote on behalf of the Holders at their direction in any election of a trustee in bankruptcy or other Person performing similar functions, and any custodian in any such judicial proceeding is hereby authorized by each Holder to make payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and its counsel, and any other amounts due the Trustee under Section 7.6. The Trustee shall be entitled and empowered to participate as a member of any official committee of creditors appointed in any such matter.

Nothing herein contained shall be deemed to empower the Trustee to authorize or consent to, or accept or adopt on behalf of any Holder, any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 6.10. Application of Money Collected. If the Trustee collects any money or property pursuant to this Article 6, it shall pay out the money or property in the following order:

FIRST:	to the Trustee (including any predecessor Trustee) for amounts due under Section 7.6;

SECOND:	to Holders for amounts due and unpaid on the Notes for principal of, premium, if any, and interest, if any, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, premium, if any, and interest, if any, respectively; and

THIRD:	to the Company, any Subsidiary Guarantor or any other obligors of the Notes, as their interests may appear, or as a court of competent jurisdiction may direct.

The Trustee may fix a record date and payment date for any payment to Holders pursuant to this Section 6.10.

Section 6.11. Undertaking for Costs. A court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, the filing by any party litigant in the suit of an undertaking to pay the costs of such suit, and such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by Holders of more than 10% in aggregate principal amount of the outstanding Notes or to any suit by any Holder pursuant to Section 6.7.

Section 6.12. Restoration of Rights and Remedies. If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceeding, the Company, the Subsidiary Guarantors, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

Section 6.13. Rights and Remedies Cumulative. Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes in Section 2.7, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

Section 6.14. Delay or Omission not Waiver. No delay or omission of the Trustee or of any Holder of any Note to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article 6 or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

Section 6.15. Record Date. The Company may set a record date for purposes of determining the identity of Holders entitled to vote or to consent to any action by vote or consent authorized or permitted by Sections 6.4, 6.5, 9.2 and 11.4. Unless this Indenture provides otherwise, if not previously set by the Company, such record date shall be the later of ten days prior to the first solicitation of such consent or the date of the most recent list of Holders furnished to the Trustee pursuant to Section 2.5 prior to such solicitation.

Section 6.16. Waiver of Stay or Extension Laws. The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law and covenants that it shall not hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law had been enacted.

ARTICLE 7

TRUSTEE

Section 7.1. Duties of Trustee. (a) If an Event of Default has occurred and is continuing of which a Trust Officer of the Trustee has actual knowledge, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care in its exercise as a prudent man would exercise in the conduct of his own affairs.

(b) Except during the continuance of an Event of Default of which a Trust Officer of the Trustee has actual knowledge: (i) the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture and no others and no implied covenants or obligations shall be read into this Indenture against the Trustee; and (ii) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. In the case of any such certificates or opinions which by any provisions hereof are specifically required to be furnished to the Trustee, the Trustee shall examine same to determine whether they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).

(c) The Trustee shall not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

(i) this paragraph does not limit the effect of paragraph (b) of this Section 7.1;

(ii) the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

(iii) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.2 or 6.5.

(d) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree separately in writing with the Company or any Subsidiary Guarantor. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

(e) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers, if it shall have reasonable grounds to believe that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

(f) Every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section 7.1.

Section 7.2. Certain Rights of Trustee. (a) Subject to Section 7.1:

(i) the Trustee may rely, and shall be protected in acting or refraining from acting, upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper person;

(ii) before the Trustee acts or refrains from acting (except in connection with the original issuance of the Notes on the date hereof), it may require an Officer’s Certificate or an Opinion of Counsel, or both, which shall conform to Section 12.5. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such certificate or opinion;

(iii) the Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any attorney or agent appointed with due care by it hereunder;

(iv) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders, unless such Holders shall have offered to the Trustee security and indemnity reasonably satisfactory to it against any loss, liability or expense that might be incurred by it in compliance with such request or direction;

(v) the Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within its rights or powers, provided that the Trustee’s conduct does not constitute negligence or bad faith;

(vi) whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon an Officer’s Certificate;

(vii) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company personally or by agent or attorney;

(viii) the Trustee may consult with counsel of its own selection and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in accordance with the advice or opinion of such counsel;

(ix) the rights, privileges, protections, immunities and benefits given to the Trustee, including its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder;

(x) the Trustee shall not be required to give any note, bond or surety in respect of the execution of the trusts and powers under this Indenture;

(xi) in no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its reasonable control, including, without limitation, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunction of utilities, third-party communications or computer (software and hardware) services; it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices to prevent any failure or delay in the performance of its obligations and to resume performance as soon as practicable under the circumstances; and

(xii) in no event shall the Trustee be responsible or liable for special, indirect, or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

(b) The Trustee may request that the Company deliver an Officer’s Certificate setting forth the names of the individuals or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officer’s Certificate may be signed by any person authorized to sign an Officer’s Certificate, including any person specified as so authorized in any such certificate previously delivered and not superseded.

Section 7.3. Individual Rights of Trustee. The Trustee, any Paying Agent, any Registrar or any other agent of the Company or of the Trustee, in its individual or any other capacity, may become the owner or pledgee of Notes and, subject to Sections 7.9 and 7.10, may otherwise deal with the Company with the same rights it would have if it were not Trustee, Paying Agent, Registrar or such other agent.

Section 7.4. Trustee’s Disclaimer. The recitals contained herein and in the Notes, except for the Trustee’s certificates of authentication, shall be taken as the statements of the Company, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Notes, except that the Trustee represents that it is duly authorized to execute and deliver this Indenture, authenticate the Notes and perform its obligations hereunder. The Trustee shall not be accountable for the use or application by the Company of Notes or the proceeds thereof.

Section 7.5. Reports by Trustee to Holders. Within 60 days after April 1 of each year commencing with April 1, 2013, the Trustee shall transmit to the Holders, in the manner and to the extent provided in TIA Section 313(c), a brief report dated as of such date, if, and to the extent, required by TIA Section 313(a)(1), (2), (3), (4), (5), (7) and (8), as if this Indenture were qualified under the TIA. The Trustee also shall comply with TIA Section 313(b)(2), as if this Indenture were qualified under the TIA.

The Company shall promptly notify the Trustee whenever the Notes become listed on any securities exchange and of any delisting thereof and the Trustee shall comply with TIA Section 313(d).

Section 7.6. Compensation and Indemnity. The Company, failing which each Subsidiary Guarantor, shall pay to the Trustee such compensation as shall be agreed in writing for its services hereunder. The Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company, failing which each Subsidiary Guarantor, shall reimburse the Trustee upon request for all reasonable out-of-pocket expenses incurred or made by it, including costs of collection, in addition to the compensation for its services. Such expenses shall include the reasonable compensation and out-of-pocket expenses of the Trustee’s agents and counsel.

The Company, failing which the Subsidiary Guarantors, shall indemnify the Trustee against any and all loss, liability or expense (including attorneys’ fees and expenses) incurred by it without willful misconduct, negligence or bad faith on its part arising out of or in connection with the administration of this trust and the performance of its duties hereunder (including the costs and expenses of defending itself against any claim, whether asserted by the Company, the Subsidiary Guarantors, any Holder or any other Person and the costs and expenses of enforcing this Indenture against the Company or any Subsidiary Guarantor (including this Section 7.6)). The Trustee shall notify the Company promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Company shall not relieve the Company or the Subsidiary Guarantors of their respective obligations hereunder. The Company shall defend the claim and the Trustee shall cooperate in such defense. The Trustee may have separate counsel and the Company shall pay the fees and expenses of such counsel. The Company need not pay for any settlement made without its consent, which consent may not be unreasonably withheld. The Company shall not reimburse any expense or indemnify against any loss, liability or expense incurred by the Trustee through the Trustee’s own willful misconduct, negligence or bad faith.

To secure the Company’s payment obligations in this Section 7.6, the Trustee shall have a lien prior to the Notes on all money or property held or collected by the Trustee, in its capacity as Trustee, except money or property held in trust to pay principal of, premium, if any, and interest on particular Notes.

When the Trustee incurs expenses after the occurrence of a Default specified in Sections 6.1(a)(6) or 6.1(a)(7) with respect to the Company or any Restricted Subsidiary that is a Significant Subsidiary, the expenses are intended to constitute expenses of administration under any applicable Federal or State bankruptcy, insolvency or other similar law.

The Company’s obligations under this Section 7.6 and any claim arising hereunder shall survive the resignation or removal of any Trustee, the satisfaction and discharge of the Company’s obligations pursuant to Article 8 and any rejection or termination under any applicable Federal or State bankruptcy, insolvency or other similar law, and the termination of this Indenture.

Section 7.7. Replacement of Trustee. A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee’s acceptance of appointment as provided in this Section 7.7.

The Trustee may resign at any time by so notifying the Company. The Holders of a majority in principal amount of outstanding Notes may remove the Trustee by so notifying the Trustee and the Company. The Company shall remove the Trustee if:

(a)	the Trustee fails to comply with Section 7.9;

(b)	the Trustee is adjudged bankrupt or insolvent;

(c)	a receiver or other public officer takes charge of the Trustee or its property; or

(d)	the Trustee otherwise becomes incapable of acting.

If the Trustee resigns or is removed, or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Company. If the successor Trustee does not deliver its written acceptance required by the next succeeding paragraph of this Section 7.7 within 30 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of a majority in principal amount of outstanding Notes may, at the expense of the Company, petition any court of competent jurisdiction for the appointment of a successor Trustee.

A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Holders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee.

If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of at least 25% in principal amount of outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee at the expense of the Company.

If the Trustee fails to comply with Section 7.9, any Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

Notwithstanding the replacement of the Trustee pursuant to this Section 7.7, the Company’s and the Subsidiary Guarantors’ obligations under Section 7.6 shall continue for the benefit of the retiring Trustee.

Section 7.8. Successor Trustee by Merger. Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder; provided that such corporation shall be otherwise qualified and eligible under this Article 7, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any Notes shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Notes so authenticated with the same effect as if such successor Trustee had itself authenticated such Notes. In case at that time any of the Notes shall not have been authenticated, any successor Trustee may authenticate such Notes either in the name of any predecessor hereunder or in the name of the successor Trustee. In all such cases such certificates shall have the full force and effect which this Indenture provides for the certificate of authentication of the Trustee shall have; provided, however, that the right to adopt the certificate of authentication of any predecessor Trustee or to authenticate Notes in the name of any predecessor Trustee shall apply only to its successor or successors by merger, conversion or consolidation.

Section 7.9. Eligibility; Disqualification. The Trustee shall at all times satisfy the requirements of TIA Section 310(a)(1) and (5). The Trustee shall have a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition. The Trustee shall be deemed to be subject to TIA Section 310(b). If the Trustee has or shall acquire a conflicting interest within the meaning of the TIA, the Trustee must either eliminate such interest within 90 days or resign, to the extent and in the manner provided by, and subject to the provisions of, the TIA and this Indenture.

Section 7.10. Preferential Collection of Claims Against Company. The Trustee shall be deemed to be subject to TIA Section 311(a) on the same basis as if this Indenture were qualified under the TIA, excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be deemed to be subject to TIA Section 311(a) to the extent indicated therein.

Section 7.11. Appointment of Co-Trustee. (a) It is the purpose of this Indenture that there shall be no violation of any law of any jurisdiction denying or restricting the right of banking corporations or associations to transact business as trustee in such jurisdiction. It is recognized that in case of litigation under this Indenture, and in particular in case of the enforcement thereof on default, or in the case the Trustee deems that by reason of any present or future law of any jurisdiction it may not exercise any of the powers, rights or remedies herein granted to the Trustee or hold title to the properties, in trust, as herein granted or take any action which may be desirable or necessary in connection therewith, it may be necessary that the Trustee appoint an individual or institution as a separate or co-trustee. The following provisions of this Section 7.11 are adopted to these ends.

(b) In the event that the Trustee appoints an additional individual or institution as a separate or co-trustee, each and every remedy, power, right, claim, demand, cause of action, immunity, estate, title, interest and lien expressed or intended by this Indenture to be exercised by or vested in or conveyed to the Trustee with respect thereto shall be exercisable by and vest in such separate or co-trustee but only to the extent necessary to enable such separate or co-trustee to exercise such powers, rights and remedies, and only to the extent that the Trustee by the laws of any jurisdiction is incapable of exercising such powers, rights and remedies, and every covenant and obligation necessary to the exercise thereof by such separate or co-trustee shall run to and be enforceable by either of them.

(c) Should any instrument in writing from the Company be required by the separate or co-trustee so appointed by the Trustee for more fully and certainly vesting in and confirming to him or it such properties, rights, powers, trusts, duties and obligations, any and all such instruments in writing shall, on request, be executed, acknowledged and delivered by the Company; provided, however, that if an Event of Default shall have occurred and be continuing, if the Company does not execute any such instrument within 15 days after request therefor, the Trustee shall be empowered as an attorney-in-fact for the Company to execute any such instrument in the Company’s name and stead. In case any separate or co-trustee or a successor to either shall die, become incapable or acting, resign or be removed, all the estates, properties, rights, powers, trusts, duties and obligations of such separate or co-trustee, so far as permitted by law, shall vest in and be exercised by the Trustee until the appointment of a new trustee or successor to such separate or co-trustee.

(d) To the extent permitted by law, no trustee hereunder shall be personally liable by reason of any act or omission of any other trustee hereunder.

(e) Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Indenture and the conditions of this Article 7.

(f) Any separate trustee or co-trustee may at any time appoint the Trustee as its agent or attorney-in-fact with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Indenture on its behalf and in its name.

ARTICLE 8

DEFEASANCE; SATISFACTION AND DISCHARGE

Section 8.1. Company’s Option to Effect Legal Defeasance or Covenant Defeasance. The Company may, at its option and at any time, with respect to the Notes, elect to have either Section 8.2 or Section 8.3 be applied to all outstanding Notes upon compliance with the conditions set forth below in this Article 8.

Section 8.2. Legal Defeasance. Upon the Company’s exercise under Section 8.1 of the option applicable to this Section 8.2, the Company and the Subsidiary Guarantors shall be deemed to have been discharged from their respective obligations with respect to the outstanding Notes and the Note Guarantees on the date the applicable conditions set forth in Section 8.4 are satisfied (hereinafter, “Legal Defeasance”). For this purpose, such Legal Defeasance means that the Company shall be deemed to have paid and discharged the entire indebtedness represented by the Notes and to have satisfied all its other obligations under the Notes and this Indenture (and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following which shall survive until otherwise terminated or discharged hereunder: (i) the rights of Holders of outstanding Notes to receive payments in respect of the principal of, or interest or premium, if any, on such Notes when such payments are due from the trust fund described in Section 8.8 and as more fully set forth in such Section; (ii) the Company’s obligations with respect to the Notes concerning issuing temporary Notes, registration of Notes, mutilated, destroyed, lost or stolen Notes and the maintenance of an office or agency for payment and money for security payments held in trust; (iii) the rights, powers, trusts, duties and immunities of the Trustee, and the Company’s and the Subsidiary Guarantors’ obligations in connection therewith; and (iv) the provisions of this Indenture relating to Legal Defeasance. Subject to compliance with this Article 8, the Company may exercise its option under this Section 8.2 notwithstanding the prior exercise of its option under Section 8.3 below with respect to the Notes.

Section 8.3. Covenant Defeasance. Upon the Company’s exercise under Section 8.1 of the option applicable to this Section 8.3, the Company and the Subsidiary Guarantors shall be released from their respective obligations under any covenant contained in Section 4.3, Section 4.4, Section 4.5, Section 4.6, Section 4.7, Section 4.8, Section 4.9, Section 4.10, Section 4.11 and Section 4.12 with respect to the Notes on and after the date the applicable conditions set forth in Section 8.4 are satisfied (hereinafter, “Covenant Defeasance”), and the Notes shall thereafter be deemed not “outstanding” for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed “outstanding” for all other purposes hereunder (it being understood that such Notes shall not be deemed outstanding for accounting purposes). For this purpose, such Covenant Defeasance means that the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default, but, except as specified above, the remainder of this Indenture and such Notes shall be unaffected thereby. In addition, upon the Company’s exercise under Section 8.1 hereof of the option applicable to this Section 8.3, subject to the satisfaction of the conditions set forth in Section 8.4 hereof, Sections 6.1(a)(3), 6.1(a)(4) and 6.1(a)(5) shall not constitute Events of Default.

Section 8.4. Conditions to Defeasance. In order to exercise either Legal Defeasance or Covenant Defeasance with respect to the Notes:

(1) the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders, cash in U.S. dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient, to pay the principal of, or interest and premium, if any, on the outstanding Notes on the Stated Maturity or on the Redemption Date, as the case may be, and the Company must specify whether such Notes are being defeased to maturity or to a particular Redemption Date;

(2) in the case of Legal Defeasance, the Company shall have delivered to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that, subject to customary exceptions and exclusions, (i) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (ii) since the Issue Date, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(3) in the case of Covenant Defeasance, the Company shall have delivered to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that, subject to customary exceptions and exclusions, the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(4) no Default or Event of Default will have occurred and be continuing on the date of such deposit (other than resulting from the borrowing of funds to be applied to make such deposit and any similar and concurrent deposit relating to other Indebtedness and, in each case, the granting of Liens in connection therewith);

(5) such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than this Indenture) to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound;

(6) the Company must deliver to the Trustee an Officer’s Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders over the other creditors of the Company with the intent of defeating, hindering, delaying or defrauding creditors of the Company or others;

(7) if the Notes are to be redeemed prior to their Stated Maturity, the Company must deliver to the Trustee irrevocable instructions to redeem all of the Notes on the specified Redemption Date under arrangements satisfactory to the Trustee for the giving of notice of such redemption by the Trustee in the name and at the expense of the Company; and

(8) the Company must deliver to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

Section 8.5. Satisfaction and Discharge of Indenture. This Indenture shall be discharged and shall cease to be of further effect as to all Notes issued hereunder, when:

(1) either:

(1) all Notes that have been authenticated hereunder (except lost, stolen or destroyed Notes that have been replaced or paid and Notes for whose payment money has theretofore been deposited in trust and thereafter repaid to the Company) have been delivered to the Trustee for cancellation; or

(2) all Notes issued hereunder that have not been delivered to the Trustee for cancellation (x) have become due and payable (by reason of the mailing of a notice of redemption or otherwise), (y) will become due and payable at their Stated Maturity within one year or (z) are to be called for redemption within one year under arrangements satisfactory to the Trustee, and in each such case the Company has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for the benefit of the Holders, cash in U.S. dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient, without consideration of any reinvestment of interest, to pay and discharge the entire indebtedness on the Notes not delivered to the Trustee for cancellation for principal, premium, if any, and accrued interest to the Stated Maturity or Redemption Date, as the case may be;

(2) no Default or Event of Default (other than resulting from the borrowing of funds to be applied to make such deposit and any similar and concurrent deposit relating to other Indebtedness and, in each case, the granting of Liens in connection therewith) will have occurred and be continuing on the date of such deposit or will occur as a result of such deposit, and such deposit will not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than this Indenture) to which the Company or any Subsidiary Guarantor is a party or by which the Company or any Subsidiary Guarantor is bound (other than resulting from the borrowing of funds to be applied to make such deposit and any similar and concurrent deposit relating to other Indebtedness and, in each case, the granting of Liens in connection therewith);

(3) the Company or any Subsidiary Guarantor has paid or caused to be paid all sums payable by it with respect to the Notes under this Indenture; and

(4) the Company has delivered irrevocable instructions to the Trustee under this Indenture to apply the deposited money toward the payment of the Notes issued hereunder at Stated Maturity or the Redemption Date, as the case may be.

In addition, the Company must deliver an Officer’s Certificate and an Opinion of Counsel to the Trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

Section 8.6. Acknowledgment of Discharge by Trustee. Subject to Section 8.8, after the conditions of Sections 8.2 or 8.3 have been satisfied, the Trustee upon written request shall acknowledge in writing the discharge of all of the Company’s obligations under this Indenture except for those surviving obligations specified in this Article 8.

Section 8.7. Application of Trust Money. Subject to Section 8.8, the Trustee shall hold in trust cash in U.S. dollars or Government Securities deposited with it pursuant to this Article 8. It shall apply the deposited cash or Government Securities through the Paying Agent and in accordance with this Indenture to the payment of principal of, premium, if any, and interest on the Notes; but such money need not be segregated from other funds except to the extent required by law.

Section 8.8. Repayment to Company. Subject to Section 7.6, the Trustee and the Paying Agent shall promptly pay to the Company upon request set forth in an Officer’s Certificate any excess money held by them at any time and thereupon shall be relieved from all liability with respect to such money. The Trustee and the Paying Agent shall pay to the Company upon written request any money held by them for the payment of principal, premium, if any, or interest that remains unclaimed for two years; provided that the Trustee or Paying Agent before being required to make any payment may cause to be published (a) in the The Wall Street Journal or another leading newspaper in New York, New York and (b) through the newswire service of Bloomberg or, if Bloomberg does not then operate, any similar agency or mail to each Holder entitled to such money at such Holder’s address (as set forth in the Security Register) notice that such money remains unclaimed and that after a date specified therein (which shall be at least 30 days from the date of such publication or mailing) any unclaimed balance of such money then remaining shall be repaid to the Company. After payment to the Company, Holders entitled to such money must look to the Company for payment as general creditors unless an applicable law designates another Person, and all liability of the Trustee and such Paying Agent with respect to such money shall cease.

Section 8.9. Indemnity for Government Securities. The Company shall pay and shall indemnify the Trustee against any tax, fee or other charge imposed on or assessed against deposited Government Securities or the principal, premium, if any, and interest, if any, received on such Government Securities.

Section 8.10. Reinstatement. If the Trustee or Paying Agent is unable to apply cash in U.S. dollars or Government Securities in accordance with this Article 8 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company’s and the Subsidiary Guarantors’ obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to this Article 8 until such time as the Trustee or any such Paying Agent is permitted to apply all such cash or Government Securities in accordance with this Article 8; provided, however, that, if the Company has made any payment of principal of, premium, if any, and interest, if any, on any Notes because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the cash in U.S. dollars or Government Securities held by the Trustee or Paying Agent.

ARTICLE 9

AMENDMENTS AND WAIVERS

Section 9.1. Without Consent of Holders. Notwithstanding Section 9.2, the Company, the Subsidiary Guarantors and the Trustee may amend or supplement this Indenture or the Notes without the consent of any Holder of Notes:

(a) to cure any ambiguity, omission, mistake, defect or inconsistency;

(b) to provide for uncertificated Notes in addition to or in place of certificated Notes;

(c) to provide for the assumption of the Company’s or any Subsidiary Guarantor’s obligations to Holders of Notes in accordance with this Indenture in the case of a merger or consolidation or sale, assignment, transfer, conveyance or disposal of all or substantially all of the Company’s or such Subsidiary Guarantor’s assets;

(d) to make any change that would provide any additional rights or benefits to the Holders of Notes, to surrender any right or power conferred upon the Company or any Subsidiary Guarantor, or to make any change that does not materially adversely affect the legal rights under this Indenture of any such Holder;

(e) to comply with requirements of the Commission in order to effect or maintain the qualification of this Indenture under the TIA;

(f) to add a Subsidiary Guarantor under this Indenture or to release a Subsidiary Guarantor from its Note Guarantee in accordance with the provisions of this Indenture;

(g) to evidence and provide for the acceptance of appointment by a successor Trustee;

(h) to provide for the issuance of Additional Notes in accordance with this Indenture;

(i) to conform this Indenture, the Note Guarantees or the Notes to any provision of the “Description of Notes” section of the Offering Memorandum to the extent such provision is intended to be a verbatim recitation thereof; or

(j) to grant any Lien in favor of the Trustee for the benefit of the Holders of the Notes.

Section 9.2. With Consent of Holders. (a) Except as provided in Section 9.2(b) below and without prejudice to Section 9.1, this Indenture, any Note Guarantee or the Notes may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the then outstanding Notes affected by the proposed amendment or supplement (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes), and any existing Default or Event of Default or compliance with any provision of this Indenture, any Note Guarantee or the Notes may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes).

(b) Without the consent of each Holder of Notes affected, an amendment or waiver may not (with respect to any Notes held by a non-consenting Holder):

(1) change the Stated Maturity of the principal of, or any installment of interest on, any Note;

(2) modify the provisions of any Note Guarantee or the provisions of this Indenture relating to any such Note Guarantee in any way that shall adversely affect the interests of any Holder of;

(3) reduce the principal amount of (or the premium, if any), or interest on, any Note;

(4) change the place or currency of payment of principal of (or premium, if any), or interest on, any Note;

(5) impair the right to institute suit for the enforcement of any payment on or with respect to any Note;

(6) reduce the percentage of the aggregate principal amount of outstanding Notes necessary to modify or amend this Indenture;

(7) reduce the percentage of the aggregate principal amount of outstanding Notes necessary for waiver of compliance with certain provisions of this Indenture or for waiver of certain defaults;

(8) amend, change or modify the obligation of the Company to make and consummate an Offer to Purchase in the event of a Change of Control Repurchase Event in accordance with Section 4.4 after such Change of Control Repurchase Event has occurred, including amending, changing or modifying any definition relating thereto; or

(9) modify any of the provisions of this Section or Section 6.4 except to increase any such percentage or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each outstanding Note affected thereby.

(c) The consent of Holders of the Notes is not necessary under this Indenture to approve a particular form of any proposed amendment. It is sufficient if such consent approves the substance of the proposed amendment.

Section 9.3. Effect of Supplemental Indentures. Upon the execution of any supplemental indenture under this Article 9, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Notes theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

Section 9.4. Notation on or Exchange of Notes. If an amendment, modification or supplement changes the terms of a Note, the Company or Trustee may require the Holder to deliver it to the Trustee. The Trustee may place an appropriate notation on the Note and on any Note subsequently authenticated regarding the changed terms and return it to the Holder. Alternatively, if the Company so determines, the Company in exchange for the Note shall issue and the Trustee shall authenticate a new Note that reflects the changed terms. Failure to make the appropriate notation or to issue a new Note shall not affect the validity of such amendment, modification or supplement.

Section 9.5. Notice of Amendment or Waiver. Promptly after the execution by the Company and the Trustee of any supplemental indenture or waiver pursuant to the provisions of Section 9.2, the Company shall give notice thereof to the Holders of each outstanding Note affected, in the manner provided for in Section 12.2(b) or (c), setting forth in general terms the substance of such supplemental indenture or waiver. Any failure by the Company to mail such notice, or any mistake or defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture or waiver.

Section 9.6. Execution of Amendments, Supplements or Waivers. In executing, or accepting the additional trusts created by, any amendment, supplement or waiver permitted by this Article 9 or the modifications thereby of the trusts created by this Indenture, the Trustee shall be provided with, and shall be fully protected in relying upon, an Officer’s Certificate and Opinion of Counsel stating that the execution of such amendment, supplement or waiver is authorized and permitted by this Indenture and that such amendment, supplement or waiver is the legal, valid and binding obligation of the Company and any Subsidiary Guarantor party thereto, enforceable against them in accordance with its terms, subject to customary qualifications, and complies with the provisions hereof. The Trustee may, but shall not be obligated to, enter into any such amendment, supplement or waiver which affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise.

Section 9.7. Payments for Consent. The Company shall comply with the provisions of Section 4.12 hereof.

ARTICLE 10

GUARANTEE

Section 10.1. Note Guarantees. (a) Pursuant to the Note Guarantees, the Subsidiary Guarantors hereby fully and unconditionally guarantee, on an unsecured, senior, joint and several basis, to each Holder and to the Trustee and its successors and assign on behalf of each Holder, the due and punctual full payment of principal of, premium, if any, and interest on, and all other monetary obligations of the Company under this Indenture and the Notes (including obligations to the Trustee) with respect to each Note authenticated and delivered by the Trustee or its agent pursuant to and in accordance with this Indenture, in accordance with the terms of this Indenture. The Subsidiary Guarantors further agree that the Note Guarantees may be extended or renewed, in whole or in part, without notice or further assent from the Subsidiary Guarantors and that the Subsidiary Guarantors shall remain bound under this Article 10 notwithstanding any extension or renewal of any Note Guarantee. All payments under such Note Guarantee shall be made in U.S. dollars.

(b) The Subsidiary Guarantors hereby agree that their obligations hereunder shall be as if they were principal debtor and not merely surety, unaffected by, and irrespective of, any validity, irregularity or unenforceability of any Note or this Indenture, any failure to enforce the provisions of any Note or this Indenture, any waiver, modification or indulgence granted to the Company with respect thereto by the Holders or the Trustee, or any other circumstance which may otherwise constitute a legal or equitable discharge of a surety or guarantor (except payment in full); provided, however, that, notwithstanding the foregoing, no such waiver, modification, indulgence or circumstance shall without the written consent of the Subsidiary Guarantors increase the principal amount of a Note or the interest rate thereon or change the currency of payment with respect to any Note, or alter the Stated Maturity thereof. The Subsidiary Guarantors hereby waive diligence, presentment, demand of payment, filing of claims with a court in the event of merger or bankruptcy of the Company, any right to require that the Trustee pursue or exhaust its legal or equitable remedies against the Company prior to exercising its rights under the Note Guarantee (including, for the avoidance of doubt, any right which the Subsidiary Guarantors may have to require the seizure and sale of the assets of the Company to satisfy the outstanding principal of, interest on or any other amount payable under each Note prior to recourse against the Subsidiary Guarantors or their assets), protest or notice with respect to any Note or the Indebtedness evidenced thereby and all demands whatsoever, and covenant that the Note Guarantee shall not be discharged with respect to any Note except by payment in full of the principal thereof and interest thereon or as otherwise provided in this Indenture, including Sections 10.3 and 10.5. If at any time any payment of principal of, premium, if any, or interest, if any, on such Note is rescinded or must be otherwise restored or returned upon the insolvency, bankruptcy or reorganization of the Company or otherwise, the Subsidiary Guarantors’ obligations hereunder with respect to such payment shall be reinstated as of the date of such rescission, restoration or returns as though such payment had become due but had not been made at such times.

(c) The Subsidiary Guarantors also agree to pay any and all costs and expenses (including reasonable attorneys’ fees) incurred by the Trustee or any Holder in enforcing any rights under Section 10.1.

Section 10.2. Subrogation. (a) Subject to clause (b) below, the Subsidiary Guarantors shall be subrogated to all rights of the Holders against the Company in respect of any amounts paid to such Holders by the Subsidiary Guarantors pursuant to the provisions of their Note Guarantee.

(b) The Subsidiary Guarantors agree that they shall not be entitled to any right of subrogation in relation to the Holders in respect of any Note Guarantee guaranteed hereby until payment in full of all Note Guarantees. The Subsidiary Guarantors further agree that, as between them, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the

Note Guarantees guaranteed hereby may be accelerated as provided in Section 6.2 for the purposes of their Note Guarantee herein, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Note Guarantees guaranteed hereby, and (y) in the event of any declaration of acceleration of such obligations as provided in Section 6.2, such Note Guarantees (whether or not due and payable) shall forthwith become due and payable by the Subsidiary Guarantors for the purposes of this Section 10.2, subject to Section 10.1(c) above.

Section 10.3. Limitation of Note Guarantees. Each Note Guarantee is limited to an amount not to exceed the maximum amount that can be guaranteed by each Subsidiary Guarantor by law or without resulting in its obligations under its Note Guarantee being voidable or unenforceable under applicable laws relating to fraudulent transfer, or under similar laws affecting the rights of creditors generally.

Section 10.4. Notation Not Required. Neither the Company nor any Subsidiary Guarantor shall be required to make a notation on the Notes to reflect any Note Guarantee or any release, termination or discharge thereof.

Section 10.5. Release of the Note Guarantees. A Subsidiary shall cease to be a Subsidiary Guarantor hereunder and shall have no further obligation or liability under its Subsidiary Guarantee without the requirement of any further action by the Company, such Subsidiary or the Trustee:

(a) if such Subsidiary Guarantor is no longer a subsidiary guarantor under the Credit Agreement, and if the Company shall deliver to the Trustee an Officer’s Certificate certifying to that effect as of the date of such Officer’s Certificate; or

(b) upon a Legal Defeasance or satisfaction and discharge of this Indenture that complies with Sections 8.1, 8.2 and 8.4 or Section 8.5, as applicable.

Upon any occurrence giving rise to a release of a Note Guarantee as specified above, the Trustee shall execute any documents reasonably required by the Company in order to evidence or effect such release, discharge and termination in respect of such Note Guarantee. Neither the Company nor any Subsidiary Guarantor shall be required to make a notation on the Notes to reflect any Note Guarantee or any such release, termination or discharge.

Section 10.6. Successors and Assigns. This Article 10 shall be binding upon the Subsidiary Guarantors and each of their successors and assigns and shall inure to the benefit of the successors and assigns of the Trustee and the Holders and, in the event of any transfer or assignment of rights by any Holder or the Trustee, the rights and privileges conferred upon that party in this Indenture and in the Notes shall automatically extend to and be vested in such transferee or assigns, all subject to the terms and conditions of this Indenture.

Section 10.7. No Waiver. Neither a failure nor a delay on the part of either the Trustee or the Holders in exercising any right, power or privilege under this Article 10 shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise of any right, power or privilege. No notice to or demand on any Subsidiary Guarantor in any case shall entitle such Subsidiary Guarantor to any other or further notice or demand in the same, similar or other circumstance.

ARTICLE 11

HOLDERS’ MEETINGS

Section 11.1. Purposes of Meetings. A meeting of the Holders may be called at any time pursuant to this Article 11 for any of the following purposes:

(a) to give any notice to the Company or any Subsidiary Guarantor or to the Trustee, or to give any directions to the Trustee, or to consent to the waiving of any Default hereunder and its consequences, or to take any other action authorized to be taken by Holders pursuant to Article 9;

(b) to remove the Trustee and appoint a successor trustee pursuant to Article 7; or

(c) to consent to the execution of an indenture supplement pursuant to Section 9.2.

Section 11.2. Place of Meetings. Meetings of Holders may be held at such place or places as the Trustee or, in case of its failure to act, the Company, any Subsidiary Guarantor or the Holders calling the meeting, shall from time to time determine.

Section 11.3. Call and Notice of Meetings. (a) The Trustee may at any time (upon not less than 21 days’ notice) call a meeting of Holders to be held at such time and at such place in New York, New York or in such other city as determined by the Trustee pursuant to Section 11.2. Notice of every meeting of Holders, setting forth the time and the place of such meeting and in general terms the action proposed to be taken at such meeting, shall be mailed to each Holder and published in the manner contemplated by Section 12.2(b).

(b) In case at any time the Company, pursuant to a resolution of the Board of Directors of the Company, or the Holders of at least 10% in aggregate principal amount of the Notes then outstanding, shall have requested the Trustee to call a meeting of the Holders, by written request setting forth in reasonable detail the action proposed to be taken at the meeting, and the Trustee shall not have made the first giving of the notice of such meeting within 20 days after receipt of such request, then the Company or the Holders of Notes in the amount above specified may determine the time (not less than 21 days after notice is given) and the place in New York, New York or in such other city as determined by the Company or the Holders pursuant to Section 11.2 for such meeting and may call such meeting to take any action authorized in Section 11.1 by giving notice thereof as provided in Section 11.1(a).

Section 11.4. Voting at Meetings. To be entitled to vote at any meeting of Holders, a Person shall be (i) a Holder at the relevant record date set in accordance with Section 6.15 or (ii) a Person appointed by an instrument in writing as proxy for a Holder or Holders by such Holder or Holders. The only Persons who shall be entitled to be present or to speak at any meeting of Holders shall be the Person so entitled to vote at such meeting and their counsel and any representatives of the Trustee and its counsel and any representatives of the Company and any Subsidiary Guarantor and their counsel.

Section 11.5. Voting Rights, Conduct and Adjournment. (a) Notwithstanding any other provisions of this Indenture, the Trustee may make such reasonable regulations as it may deem advisable for any meeting of Holders in regard to proof of the holding of Notes and of the appointment of proxies and in regard to the appointment and duties of inspectors of votes, the submission and examination of proxies, certificates and other evidence of the right to vote, and such other matters concerning the conduct of the meeting as it shall deem appropriate. Except as otherwise permitted or required by any such regulations, the holding of Notes shall be proved in the manner specified in Section 2.3 and the appointment of any proxy shall be proved in such manner as is deemed appropriate by the Trustee or by having the signature of the Person executing the proxy witnessed or guaranteed by any bank, banker or trust company customarily authorized to certify to the holding of a Note such as a Global Note.

(b) At any meeting of Holders, the presence of Persons holding or representing Notes in an aggregate principal amount at Stated Maturity sufficient under the appropriate provision of this Indenture to take action upon the business for the transaction of which such meeting was called shall constitute a quorum. Subject to any required aggregate principal amount at Stated Maturity of Notes required for the taking of any action pursuant to Article 9, in no event shall less than a majority of the votes given by Persons holding or representing Notes at any meeting of Holders be sufficient to approve an action. Any meeting of Holders duly called pursuant to Section 11.3 may be adjourned from time to time by vote of the Holders (or proxies for the Holders) of a majority of the Notes represented at the meeting and entitled to vote, whether or not a quorum shall be present; and the meeting may be held as so adjourned without further notice. No action at a meeting of Holders shall be effective unless approved by Persons holding or representing Notes in the aggregate principal amount at Stated Maturity required by the provision of this Indenture pursuant to which such action is being taken.

(c) At any meeting of Holders, each Holder or proxy shall be entitled to one vote for each $1,000 aggregate principal amount at Stated Maturity of outstanding Notes held or represented.

Section 11.6. Revocation of Consent by Holders at Meetings. At any time prior to (but not after) the evidencing to the Trustee of the taking of any action at a meeting of Holders by the Holders of the percentage in aggregate principal amount of the Notes specified in this Indenture in connection with such action, any Holder of a Note the serial number of which is included in the Notes the Holders of which have consented to such action may, by filing written notice with the Trustee at its principal Corporate Trust Office and upon proof of holding as provided herein, revoke such consent so far as concerns such Note. Except as aforesaid, any such consent given by the Holder of any Note shall be conclusive and binding upon such Holder and upon all future Holders and owners of such Note and of any Note issued in exchange therefor, in lieu thereof or upon transfer thereof, irrespective of whether or not any notation in regard thereto is made upon such Note. Any action taken by the Holders of the percentage in aggregate principal amount of the Notes specified in this Indenture in connection with such action shall be conclusively binding upon the Company, the Subsidiary Guarantors, the Trustee and the Holders. This Section 11.6 shall not apply to revocations of consents to amendments, supplements or waivers, which shall be governed by the provisions of Section 9.3.

Section 11.7. Acts of Holders. (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by agents duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Company. Proof of execution of any such instrument or of a writing appointed any such agent shall be sufficient for any purposed of this Indenture and conclusive in favor of the Trustee and the Company, if made in the manner provided in this Section 11.7.

(b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by a signer acting in a capacity other than his individual capacity, such certificate or affidavit shall also constitute sufficient proof of authority. The fact and date of the execution of any such instrument or writing, or the authority of the Persons executing the same, may also be provide in any other manner that the Trustee deems sufficient.

(c) The principal amount and serial numbers of Notes held by any Person, and the date of holding the same, shall be proved by the Security Register.

ARTICLE 12

MISCELLANEOUS

Section 12.1. Trust Indenture Act Controls. If and to the extent that any provision of this Indenture limits, qualifies or conflicts with the duties imposed by the TIA expressly incorporated herein in accordance with Section 1.3 hereof, such imposed duties or incorporated provision shall control.

Section 12.2. Notices. (a) Any notice or communication shall be in writing and delivered in person or mailed by first class mail or sent by facsimile transmission addressed as follows:

if to the Company or the Subsidiary Guarantors:

Sealed Air Corporation

200 Riverfront Boulevard

Elmwood Park, New Jersey 07407

Attention: Legal Department

Telephone: (201) 791-7600

Facsimile: (201) 703-4231

With a copy to:

Risë B. Norman, Esq.

Simpson Thacher & Bartlett LLP

425 Lexington Avenue

New York, NY 10017-3954

Telephone: (212) 455-3080

Facsimile: (212) 455-2502

if to the Trustee:

U.S. Bank National Association

Global Corporate Trust Services

Two Midtown Plaza

1349 W. Peachtree Street, Suite 1050

Atlanta, GA 30309

Attention: Jack Ellerin

Telephone: (404) 898-8830

Facsimile: (404) 898-2467

With a copy to:

Gregory H. Worthy, Esq

Bryan Cave LLP

One Atlantic Center

Fourteenth Floor

1201 West Peachtree Street, NW

Atlanta, GA 30309-3488

Telephone (404) 572-6981

Facsimile: (404) 420- 0581

The Company, the Subsidiary Guarantors or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications. All communications delivered to the Trustee shall be deemed effective when received.

(b) Notices to the Holders regarding the Notes shall be mailed to each Holder by first-class mail, delivered in person or by overnight air courier guaranteeing next-day delivery at such Holder’s respective address as it appears in the Security Register.

Notices given by first-class mail shall be deemed given five calendar days after mailing and notices given by publication shall be deemed given on the first date on which publication is made. Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

In case by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give such notice by mail, then such notification as shall be made with the approval of the Trustee shall constitute a sufficient notification for every purpose hereunder.

(c) If and so long as the Notes are represented by Global Notes, notice to Holders, in lieu of being given in accordance with Section 12.2(b) above, may also be given by delivery of the relevant notice to DTC for communication to entitled account holdings in substitution for the previously-mentioned publication.

(d) Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

Section 12.3. Communication by Holders with Other Holders. Holders may communicate pursuant to TIA Section 312(b) with other Holders with respect to their rights under this Indenture, the Notes or the Note Guarantees as if this Indenture were subject to such Section 312(b) (except for the provisions of such Section 312(b) pertaining to filings with, and hearings before, the Commission). The Company, any Subsidiary Guarantor, the Trustee, the Registrar and anyone else shall be deemed to have the protection of TIA Section 312(c).

Section 12.4. Certificate and Opinion as to Conditions Precedent. Upon any request or application by the Company or any Subsidiary Guarantor to the Trustee to take or refrain from taking any action under this Indenture (except in connection with the original issuance of the Notes on the date hereof), the Company or any Subsidiary Guarantor, as the case may be, shall furnish upon request to the Trustee:

(a) an Officer’s Certificate in form reasonably satisfactory to the Trustee stating that, in the opinion of the signer, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

(b) an Opinion of Counsel in form reasonably satisfactory to the Trustee stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

Section 12.5. Statements Required in Certificate or Opinion. Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

(a) a statement that the individual signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

(b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(c) a statement that, in the opinion of such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(d) a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with.

Section 12.6. Rules by Trustee, Paying Agent and Registrar. The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar and the Paying Agent may make reasonable rules for their functions.

Section 12.7. Legal Holidays. If an Interest Payment Date or other payment date is a Legal Holiday, payment shall be made on the next succeeding day that is a Business Day, and no interest shall accrue for the intervening period. If a Record Date is a Legal Holiday, the Record Date shall not be affected.

Section 12.8. Governing Law. THIS INDENTURE, THE NOTES AND THE NOTE GUARANTEES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

Section 12.9. Jurisdiction. The Company and the Subsidiary Guarantors agree that any suit, action or proceeding against the Company or the Subsidiary Guarantors brought by any Holder or the Trustee arising out of or based upon this Indenture, the Note Guarantees or the Notes may be instituted in any state or Federal court in the Borough of Manhattan, New York, New York, and any appellate court from any thereof, and each of them irrevocably submits to the non-exclusive jurisdiction of such courts in any suit, action or proceeding. The Company and the Subsidiary Guarantors irrevocably waive, to the fullest extent permitted by law, any objection to any suit, action, or proceeding that may be brought in connection with this Indenture, the Note Guarantees or the Notes, including such actions, suits or proceedings relating to securities laws of the United States of America or any state thereof, in such courts whether on the grounds of venue, residence or domicile or on the ground that any such suit, action or proceeding has been brought in an inconvenient forum. The Company and the Subsidiary Guarantors agree that final judgment in any such suit, action or proceeding brought in such court shall be conclusive and binding upon the Company or the Subsidiary Guarantors, as the case may be, and may be enforced in any court to the jurisdiction of which the Company or the Subsidiary Guarantors, as the case may be, are subject by a suit upon such judgment; provided, however, that service of process is effected upon the Company or the Subsidiary Guarantors, as the case may be, in the manner provided by this Indenture.

Section 12.10. Waiver of Jury Trial. EACH OF THE ISSUER, THE SUBSIDIARY GUARANTORS, AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHTS TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES, THE NOTE GUARANTEES OR THE TRANSACTIONS CONTEMPLATED THEREBY.

Section 12.11. No Recourse Against Others. No director, officer, employee, incorporator, stockholder, member, manager or partner of the Company or any Subsidiary Guarantor, as such, shall have any liability for any obligations of the Company or the Subsidiary Guarantors under the Notes, this Indenture, the Note Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

Section 12.12. Successors. All agreements of the Company and any Subsidiary Guarantor in this Indenture and the Notes shall bind their respective successors. All agreements of the Trustee in this Indenture shall bind its successors.

Section 12.13. Electronic Means. The parties agree that any transaction described herein may be conducted and related documents may be stored by electronic means. Copies, telecopies, facsimiles, electronic files and other reproductions of original executed documents shall be deemed to be authentic and valid counterparts of such original documents for all purposes, including the filing of any claim, action or suit in the appropriate court of law.

Section 12.14. Multiple Originals. The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this Indenture.

Section 12.15. Table of Contents and Headings. The table of contents and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.

Section 12.16. Severability. In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed as of the date first written above.

SEALED AIR CORPORATION,
as the Company

By:	/s/ Carol P. Lowe
Name: Carol P. Lowe
Title: Senior Vice President and Chief Financial Officer

Indenture - Company Signature Page

CPI Packaging, Inc.

By:	/s/ H. Katherine White
Name: H. Katherine White
Title: Vice President & Secretary

Cryovac, Inc.

By:	/s/ H. Katherine White
Name: H. Katherine White
Title: Vice President, General
Counsel & Secretary

Cryovac International Holdings, Inc.

By:	/s/ H. Katherine White
Name: H. Katherine White
Title: Vice President & Secretary

Cryovac Leasing Corporation

By:	/s/ H. Katherine White
Name: H. Katherine White
Title: Vice President & Secretary

Poly Packaging Systems, Inc.

By:	/s/ H. Katherine White
Name: H. Katherine White
Title: Vice President & Secretary

Reflectix, Inc.

By:	/s/ H. Katherine White
Name: H. Katherine White
Title: Vice President & Secretary

Indenture - Guarantors Signature Page

Sealed Air Corporation (US)

By:	/s/ H. Katherine White
Name: H. Katherine White
Title: Vice President, General
Counsel & Secretary

Sealed Air Nevada Holdings Limited

By:	/s/ H. Katherine White
Name: H. Katherine White
Title: Vice President & Secretary

Sealed Air Solutions Holdings, Inc.

By:	/s/ H. Katherine White
Name: H. Katherine White
Title: Vice President, General
Counsel & Secretary

Shanklin Corporation

By:	/s/ H. Katherine White
Name: H. Katherine White
Title: Vice President & Secretary

Sealed Air LLC

By:	/s/ H. Katherine White
Name: H. Katherine White
Title: Vice President & Secretary

Auto-C, LLC

By:	/s/ David C. Quast
Name: David C. Quast
Title: Secretary

Diversey, Inc.

By:	/s/ H. Katherine White
Name: H. Katherine White
Title: Vice President & General
Counsel

Indenture - Guarantors Signature Page

Diversey Puerto Rico, Inc.

By:	/s/ David C. Quast
Name: David C. Quast
Title: Secretary

JD Polymer, LLC

By:	/s/ David C. Quast
Name: David C. Quast
Title: Vice President & Secretary

JDI CEE Holdings, Inc.

By:	/s/ David C. Quast
Name: David C. Quast
Title: Vice President & Secretary

JDI Holdings, Inc.

By:	/s/ David C. Quast
Name: David C. Quast
Title: Vice President & Secretary

JWP Investments, Inc.

By:	/s/ David C. Quast
Name: David C. Quast
Title: Vice President & Secretary

Professional Shareholdings, Inc.

By:	/s/ David C. Quast
Name: David C. Quast
Title: Vice President & Secretary

The Butcher Company

By:	/s/ David C. Quast
Name: David C. Quast
Title: Vice President & Secretary

Indenture - Guarantors Signature Page

Diversey Shareholdings, Inc.

By:	/s/ David C. Quast
Name: David C. Quast
Title: Secretary

Indenture - Guarantors Signature Page

U.S. BANK NATIONAL ASSOCIATION,
as Trustee

By:	/s/ Jack Ellerin
Name: Jack Ellerin
Title: Vice President

Indenture - Trustee Signature Page

EXHIBIT A

[FORM OF FACE OF NOTE]

[Include if Global Note — UNLESS THIS GLOBAL NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY GLOBAL NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NOMINEE AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL IN AS MUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

THIS GLOBAL NOTE AND ANY RELATED DOCUMENTATION MAY BE AMENDED OR SUPPLEMENTED FROM TIME TO TIME TO MODIFY THE RESTRICTIONS ON AND PROCEDURES FOR RESALES AND OTHER TRANSFERS OF THIS GLOBAL NOTE TO REFLECT ANY CHANGE IN APPLICABLE LAW OR REGULATION (OR THE INTERPRETATION THEREOF) OR IN PRACTICES RELATING TO THE RESALE OR TRANSFER OF RESTRICTED SECURITIES GENERALLY. THE HOLDER OF THIS GLOBAL NOTE SHALL BE DEEMED, BY THE ACCEPTANCE HEREOF, TO HAVE AGREED TO ANY SUCH AMENDMENT OR SUPPLEMENT.]

THIS SECURITY HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) OR ANY SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER JURISDICTION, AND, ACCORDINGLY, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, ANY PERSONS EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF, THE HOLDER: (1) REPRESENTS THAT (A) IT IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) OR (B) IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT; (2) AGREES THAT IT WILL NOT OFFER, RESELL, PLEDGE OR OTHERWISE TRANSFER (EACH A “TRANSFER”) THIS SECURITY EXCEPT: (I) (A) TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (B) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN

COMPLIANCE WITH RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, (C) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE), (D) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT (AND WHICH CONTINUES TO BE EFFECTIVE AT THE TIME OF SUCH TRANSFER) OR (E) TO SEALED AIR CORPORATION OR ANY SUBSIDIARY THEREOF; AND (II) IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES AND OTHER APPLICABLE JURISDICTIONS; (3) AGREES THAT PRIOR TO ANY TRANSFER (OTHER THAN A TRANSFER PURSUANT TO CLAUSE (2)(I)(D) ABOVE) IT WILL FURNISH TO THE REGISTRAR AND SEALED AIR CORPORATION SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS ANY OF THEM MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT; AND (4) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS SECURITY IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. IN CONNECTION WITH ANY TRANSFER OF THIS SECURITY, THE HOLDER MUST COMPLETE THE APPROPRIATE CERTIFICATES REQUIRED BY THE INDENTURE RELATING TO THE MANNER OF SUCH TRANSFER AND SUBMIT SUCH CERTIFICATES TO THE TRUSTEE. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER UPON ANY TRANSFER OF THE SECURITIES THAT IS AFTER (X) THE DATE WHICH IS [IN THE CASE OF RULE 144A NOTES: ONE YEAR (OR SUCH SHORTER PERIOD OF TIME AS PERMITTED BY RULE 144 UNDER THE SECURITIES ACT OR ANY SUCCESSOR PROVISION THEREUNDER)] [IN THE CASE OF REGULATION S NOTES: 40 DAYS] AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF (OR OF ANY PREDECESSOR OF THIS NOTE) OR THE LAST DATE ON WHICH SEALED AIR CORPORATION OR ANY AFFILIATE OF SEALED AIR CORPORATION WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY) AND (Y) SUCH LATER DATE, IF ANY, AS MAY BE REQUIRED BY APPLICABLE LAW. AS USED HEREIN, THE TERMS “OFFSHORE TRANSACTION,” “UNITED STATES,” AND “U.S. PERSON” HAVE THE MEANINGS GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT. THE INDENTURE CONTAINS A PROVISION REQUIRING THE TRUSTEE TO REFUSE TO REGISTER ANY TRANSFER OF THIS SECURITY IN VIOLATION OF THE FOREGOING RESTRICTIONS.

BY ITS ACQUISITION OR ACCEPTANCE HEREOF OR ANY INTEREST HEREIN, THE HOLDER HEREOF OR OF SUCH INTEREST REPRESENTS THAT EITHER (I) NO ASSETS OF ANY EMPLOYEE BENEFIT PLANS THAT ARE SUBJECT TO TITLE I OF THE U.S. EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), PLANS, INDIVIDUAL RETIREMENT ACCOUNTS AND OTHER ARRANGEMENTS THAT ARE SUBJECT TO SECTION 4975 OF THE U.S. INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”) OR PROVISIONS UNDER ANY OTHER FEDERAL, STATE, LOCAL, NON-U.S. OR OTHER LAWS OR REGULATIONS THAT ARE SIMILAR TO SUCH PROVISIONS OF ERISA OR THE CODE, AND ENTITIES WHOSE UNDERLYING ASSETS ARE CONSIDERED TO INCLUDE

“PLAN ASSETS” (AS DEFINED IN DEPARTMENT OF LABOR REGULATION 29 C.F.R. SECTION 2510.3-101, MODIFIED BY SECTION 3(42) OF ERISA) OF ANY SUCH PLAN, ACCOUNT OR ARRANGEMENT (EACH, A “PLAN”) OR A NON-U.S., GOVERNMENTAL OR CHURCH PLAN HAVE BEEN USED TO ACQUIRE THE NOTES OR AN INTEREST THEREIN OR (II) THE PURCHASE AND HOLDING OF SUCH NOTES OR AN INTEREST THEREIN BY THE PURCHASER DOES NOT CONSTITUTE A NONEXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE, OR VIOLATION OF ANY SIMILAR FEDERAL, STATE, LOCAL, NON-U.S. OR OTHER LAWS OR REGULATIONS THAT ARE SUBSTANTIALLY SIMILAR TO SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE.

SEALED AIR CORPORATION

5.25% SENIOR NOTE DUE 2023

No.

[If Restricted Global Note – CUSIP Number 81211K AU4; ISIN Number US81211KAUA3]

[If Regulation S Global Note – CUSIP Number U81193 AL5; ISIN Number USU81193AL54]

Sealed Air Corporation, a corporation incorporated under the laws of Delaware, for value received promises to pay to Cede & Co. or registered assigns the principal sum of             AND NO/100 DOLLARS ($                    ), [as revised by Schedule A attached hereto,]1 on April 1, 2023.

From March 21, 2013, or from the most recent interest payment date to which interest has been paid or provided for, cash interest on this Note will accrue at 5.25% per annum, payable semiannually in arrears on April 1 and October 1 of each year, beginning on October 1, 2013, to the Person in whose name this Note (or any predecessor Note) is registered at the close of business on the preceding March 15 or September 15, as the case may be.

THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature of an authorized signatory, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

Reference is hereby made to the further provisions of this Note set forth on the reverse hereof and to the provisions of the Indenture, which provisions shall for all purposes have the same effect as if set forth at this place.

[1]	Insert in Global Notes only.

IN WITNESS WHEREOF, Sealed Air Corporation has caused this Note to be signed manually or by facsimile by its duly authorized signatory.

Dated:

SEALED AIR CORPORATION

By:
Name: Title: Authorized Signatory

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

U.S. Bank National Association,

as Trustee, certifies that this is one of the Notes referred to in the Indenture.

By:
Authorized Officer

Dated:

[FORM OF REVERSE SIDE OF NOTE]

5.25% Senior Note Due 2023

1.	Interest

Sealed Air Corporation, a corporation incorporated under the laws of Delaware, (such corporation, and its successors and assigns under the Indenture hereinafter referred to, being herein called the “Company”), for value received promises to pay interest on the principal amount of this Note from March 21, 2013, at the rate per annum shown above. Interest shall be computed on the basis of a 360-day year comprising twelve 30-day months. The Company shall pay interest on overdue principal at the interest rate borne by the Notes, and it shall pay interest on overdue installments of interest at the same rate to the extent lawful.

2.	Method of Payment

The Company shall pay interest on this Note (except defaulted interest) to the persons who are registered Holders of this Note at the close of business on the Record Date for the next Interest Payment Date even if this Note is cancelled after the Record Date and on or before the Interest Payment Date. The Company shall pay principal and interest in U.S. dollars in immediately available funds that at the time of payment is legal tender for payment of public and private debts. If a Holder has given wire transfer instructions to the Company at least 10 Business Days prior to the applicable payment date, the Company shall pay all principal, interest and premium, if any, on such Holder’s Notes in accordance with such instructions. All other payments on Notes shall be made at the office or agency of the Paying Agent and Registrar within the City and State of New York unless the Company elects to make interest payments by check mailed to the Holders at their addresses set forth in the register of Holders; provided that all payments of principal, premium, if any, and interest, with respect to the Global Notes registered in the name of or held by DTC or its nominee shall be made by wire transfer of immediately available funds to the account specified by DTC.

The amount of payments in respect of interest on each Interest Payment Date shall correspond to the aggregate principal amount of Notes represented by the Regulation S Global Note and the Restricted Global Note, as established by the Registrar at the close of business on the relevant Record Date. Payments of principal shall be made upon surrender of the Regulation S Global Note and the Restricted Global Note to the Paying Agent.

3.	Paying Agent and Registrar

Initially, U.S. Bank National Association or one of its affiliates shall act as Paying Agent and Registrar. The Company or any of its Subsidiaries incorporated in the United States may act as Paying Agent, Registrar or co-Registrar.

4.	Indenture

The Company issued this Note under an indenture dated as of March 21, 2013 (the “Indenture”), among the Company, the Subsidiary Guarantors and U.S. Bank National Association, as trustee (the “Trustee”). The terms of this Note include those stated in the

Indenture and those made part of the Indenture by express reference to the TIA. Terms defined in the Indenture and not defined herein have the meanings ascribed thereto in the Indenture. This Note is subject to all such terms, and Holders are referred to the Indenture and the TIA for a statement of those terms. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling.

This Note is a senior obligation of the Company. The Indenture imposes certain limitations on the Company and its Restricted Subsidiaries, including, without limitation, limitations on Liens and Sale and Leaseback Transactions.

5.	Optional Redemption

(a) Prior to the date that is 90 days prior to the Stated Maturity date of the Notes, the Company may redeem the Notes, in whole or from time to time in part, at a Redemption Price equal to the greater of (i) 100% of the principal amount of such Notes or (ii) the sum of the present values of the remaining scheduled payments of principal and interest on such Notes from the Redemption Date to the Stated Maturity date of the Notes discounted in either case to the Redemption Date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 50 basis points, plus in either (i) or (ii), any interest accrued but not paid to the Redemption Date (subject to the right of Holders of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date). For the avoidance of doubt, any calculation of the remaining scheduled payments of principal and interest pursuant to clause (ii) of the preceding sentence shall not include interest accrued as of the Redemption Date.

(b) At any time on or after the date that is 90 days prior to the Stated Maturity date of the Notes, the Company may redeem all or part of the Notes at a redemption price equal to 100% of the principal amount thereof, plus any interest accrued but not paid to the Redemption Date (subject to the right of Holders of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date).

6.	Notice of Redemption

At least 30 days but not more than 60 days before a Redemption Date of Notes, the Company shall (i) mail a notice of redemption by first-class mail to each Holder whose Notes are to be redeemed at its registered address contained in the Security Register or (ii) otherwise give notice of redemption to each Holder in accordance with the procedures of DTC. If this Note is in a denomination larger than $2,000 of principal amount it may be redeemed in part but only in integral multiples of $1,000; provided that no such partial redemption shall reduce the portion of the principal amount of a Note not redeemed to less than $2,000. In the event of a redemption of less than all of the Notes, the Notes for redemption shall be chosen by the Trustee in accordance with the Indenture. If this Note is redeemed subsequent to a Record Date with respect to any Interest Payment Date specified above, then any accrued and unpaid interest shall be paid to the Holder at the close of business on such Record Date. If money sufficient to pay the Redemption Price of and accrued and unpaid interest on all Notes (or portions thereof) to be redeemed on the Redemption Date is deposited with the Paying Agent on or before the Redemption Date and certain other conditions are satisfied, interest ceases to accrue on such Notes (or such portions thereof) called for redemption on or after such date.

7.	Repurchase at the Option of Holders upon a Change of Control Repurchase Event

If a Change of Control Repurchase Event (as defined in the Indenture) occurs, unless the Company has previously or concurrently mailed or otherwise given a redemption notice with respect to all the outstanding Notes pursuant to Section 3.4 of the Indenture, the Company shall commence, within 30 days of the occurrence of a Change of Control Repurchase Event, and consummate, by the Payment Date, an Offer to Purchase for all Notes then outstanding, at a purchase price in cash equal to 101% of the aggregate principal amount of the Notes repurchased plus accrued and unpaid interest thereon, to the date of repurchase, subject to the rights of Holders of Notes on the relevant Record Date to receive interest due on the relevant Interest Payment Date. The Company shall purchase all Notes tendered pursuant to the Offer to Purchase and not withdrawn in accordance with the procedures set forth in such notice. The Offer to Purchase shall state, among other things, the procedures that Holders of the Notes must follow to accept the Offer to Purchase.

8.	Denominations

The Notes are in denominations of $2,000 and integral multiples of $1,000 in excess thereof. The transfer of Notes may be registered, and Notes may be exchanged, as provided in the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture.

9.	Mandatory Redemption

The Company shall not be required to make any mandatory redemption or sinking fund payments with respect to the Notes. The Company and its Restricted Subsidiaries may at any time and from time to time purchase Notes in the open market or otherwise.

10.	Unclaimed Money

All moneys paid by the Company or the Subsidiary Guarantors to the Trustee or a Paying Agent for the payment of the principal of, or premium, if any, or interest on, any Notes that remain unclaimed for two years (subject to Section 8.8 of the Indenture) after such principal, premium or interest has become due and payable may be repaid to the Company or the Subsidiary Guarantors, subject to applicable law, and the Holder of such Note thereafter may look only to the Company or the Subsidiary Guarantors for payment thereof.

11.	Discharge and Defeasance

Subject to certain conditions, the Company at any time may terminate some or all of its obligations and the obligations of the Subsidiary Guarantors under the Notes, the Note Guarantees and the Indenture if the Company irrevocably deposits with the Trustee cash in U.S. dollars, non-callable Government Securities, or a combination thereof for the payment of principal and interest on the Notes to redemption or maturity, as the case may be.

12.	Amendment, Supplement and Waiver

Subject to certain exceptions, the Indenture or the Notes may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the then outstanding Notes, and any existing Default or Event of Default and its consequences under the Indenture and compliance with any provision of the Indenture, any Note Guarantee or the Notes may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes.

13.	Defaults and Remedies

The Notes have the Events of Default as set forth in Section 6.1 of the Indenture. If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately by notice in writing to the Company specifying the Event of Default. Certain events of bankruptcy or insolvency are Events of Default and shall result in the Notes being due and payable immediately upon the occurrence of such Events of Default.

Holders may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee may refuse to enforce the Indenture or the Notes unless it receives an indemnity reasonably satisfactory to it. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power with respect to the Notes. The Holders of a majority in aggregate principal amount of the Notes then outstanding by notice to the Trustee may on behalf of the Holders of all of the Notes waive any existing Default or Event of Default and its consequences under the Indenture with respect to the Notes except a continuing Default or Event of Default in the payment of premium, interest on, or the principal of, the Notes. The above description of Events of Default and remedies is qualified by reference, and subject in its entirety, to the more complete description thereof contained in the Indenture.

14.	Trustee Dealings with the Company

Subject to certain limitations imposed by the TIA, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with and collect obligations owed to it by the Company, the Subsidiary Guarantors or any of their Affiliates with the same rights it would have if it were not Trustee. Any Paying Agent, Registrar, co-Registrar or co-Paying Agent may do the same with like rights.

15.	No Recourse Against Others

No director, officer, employee, incorporator, stockholder, member, manager or partner of the Company or any Subsidiary Guarantor, as such, shall have any liability for any obligations of the Company or the Subsidiary Guarantors under the Notes, the Indenture, the Note Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

16.	Authentication

This Note shall not be valid until an authorized officer of the Trustee (or an authenticating agent) manually signs the certificate of authentication on the other side of this Note.

17.	Governing Law

THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

The Company shall furnish to any Holder upon written request and without charge to the Holder a copy of the Indenture. Requests may be made to:

Sealed Air Corporation

200 Riverfront Boulevard

Elmwood Park, New Jersey 07407

Attention: Legal Department

ASSIGNMENT FORM

To assign and transfer this Note, fill in the form below:

(I) or (the Company) assign and transfer this Note to

(Insert assignee’s social security or tax I.D. no.)

(Print or type assignee’s name, address and postal code)

and irrevocably appoint                                                                                   agent to transfer this Note on the books of the Company. The agent may substitute another to act for him.

Your Signature:

(Sign exactly as your name appears on the other side of this Note)

Signature Guaranty:

(Participant in a recognized signature guaranty medallion program)

Date:

Certifying Signature:

In connection with any transfer of any Notes evidenced by this certificate occurring prior to the date that is one year after the later of the date of original issuance of such Notes and the last date, if any, on which the Notes were owned by the Company or any Affiliate of the Company, the undersigned confirms that such Notes are being transferred in accordance with the transfer restrictions set forth in such Notes and:

CHECK ONE BOX BELOW

(1) ☐	to the Company or any Subsidiary thereof; or

(2) ☐	pursuant to and in compliance with Rule 144A under the U.S. Securities Act of 1933; or

(3) ☐	pursuant to and in compliance with Regulation S under the U.S. Securities Act of 1933; or

(4) ☐	pursuant to another available exemption from the registration requirements of the U.S. Securities Act of 1933; or

(5) ☐	pursuant to an effective registration statement under the U.S. Securities Act of 1933.

Unless one of the boxes is checked, the Trustee will refuse to register any of the Notes evidenced by this certificate in the name of any person other than the registered Holder thereof; provided, however, that if box (2) is checked, by executing this form, the Transferor is deemed to have certified that such Notes are being transferred to a person it reasonably believes is a “qualified institutional buyer” as defined in Rule 144A under the U.S. Securities Act of 1933 who has received notice that such transfer is being made in reliance on Rule 144A; if box (3) is checked, by executing this form, the Transferor is deemed to have certified that such transfer is made pursuant to an offer and sale that occurred outside the United States in compliance with Regulation S under the U.S. Securities Act of 1933; and if box (4) is checked, the Trustee may require, prior to registering any such transfer of the Notes, such legal opinions, certifications and other information as the Company reasonably requests to confirm that such transfer is being made pursuant to an exemption from or in a transaction not subject to, the registration requirements of the U.S. Securities Act of 1933.

Signature:

Signature Guaranty:

(Participant in a recognized signature guaranty medallion program)

Certifying Signature:                                      Date:

Signature Guaranty:

(Participant in a recognized signature guaranty medallion program)]

OPTION OF THE HOLDER TO ELECT PURCHASE

If you want to elect to have this Note or a portion thereof repurchased pursuant to Section 4.4 of the Indenture, check this box ☐.

If the purchase is in part, indicate the portion (in denominations of $2,000 or any integral multiple of $1,000 in excess thereof) to be purchased:

Your signature:

(Sign exactly as your name appears on the other side of this Note)

Date:

Certifying Signature:

SCHEDULE A2

SCHEDULE OF PRINCIPAL AMOUNT

The following decreases/increases in the principal amount of this Note have been made:

Date of Decrease/ Increase	Decrease in Principal Amount	Increase in Principal Amount	Principal Amount Following such Decrease/ Increase	Notation Made by or on Behalf of Registrar

[2]	Insert in Global Notes only.

EXHIBIT B

FORM OF TRANSFER CERTIFICATE FOR TRANSFER FROM RESTRICTED GLOBAL

NOTE TO REGULATION S GLOBAL NOTE *

(Transfers pursuant to Section 2.6(b)(ii) of the Indenture)

U.S. Bank National Association, as Transfer Agent

Global Corporate Trust Services

Two Midtown Plaza

1349 W. Peachtree Street, Suite 1050

Atlanta, GA 30309

Attention: Jack Ellerin

Re: 5.25% Senior Notes Due 2023 (the “Notes”)

Reference is hereby made to the Indenture dated as of March 21, 2013 (the “Indenture”) among Sealed Air Corporation, as the Company, the Subsidiary Guarantors named therein and U.S. Bank National Association, as Trustee. Capitalized terms used but not defined herein shall have the meanings given them in the Indenture.

This letter relates to $            aggregate principal amount of Notes that are held as a beneficial interest in the form of the Restricted Global Note (CUSIP No. 81211K AU4; ISIN No. US81211KAUA3) with the Depositary in the name of [name of transferor] (the “Transferor”). The Transferor has requested an exchange or transfer of such beneficial interest for an equivalent beneficial interest in the Regulation S Global Note (CUSIP No. U81193 AL5; ISIN No. USU81193AL54).

In connection with such request, the Transferor does hereby certify that such transfer has been effected in accordance with the transfer restrictions set forth in the Notes and:

(a)	with respect to transfers made in reliance on Regulation S (“Regulation S”) under the United States Securities Act of 1933, as amended (the “U.S. Securities Act”), does certify that:

(i) the offer of the Notes was not made to a person in the United States;

(ii) either (i) at the time the buy order is originated the transferee is outside the United States or the Transferor and any person acting on its behalf reasonably believe that the transferee is outside the United States or; (ii) the transaction was executed in, on or through the facilities of a designated offshore securities market described in paragraph (b) of Rule 902 of Regulation S and neither the Transferor nor any person acting on its behalf knows that the transaction was pre-arranged with a buyer in the United States;

B-1

(iii) no directed selling efforts have been made in the United States by the Transferor, an affiliate thereof or any person their behalf in contravention of the requirements of Rule 903 or 904 of Regulation S, as applicable;

(iv) the transaction is not part of a plan or scheme to evade the registration requirements of the U.S. Securities Act; and

(v) the Transferor is not the Company, a distributor of the Notes, an affiliate of the Company or any such distributor (except any officer or director who is an affiliate solely by virtue of holding such position) or a person acting on behalf of any of the foregoing.

(b)	with respect to transfers made in reliance on Rule 144 the Transferor certifies that the Notes are being transferred in a transaction permitted by Rule 144 under the U.S. Securities Act.

You, the Company, the Subsidiary Guarantors and the Trustee are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby. Terms used in this certificate have the meanings set forth in Regulation S.

[Name of Transferor]

By:
Name:
Title:

Date:

cc:	Sealed Air Corporation
200 Riverfront Boulevard
Elmwood Park, New Jersey 07407

Attn: Legal Department

*	If the Note is a certificated Note, appropriate changes need to be made to the form of this transfer certificate.

B-2

EXHIBIT C

FORM OF TRANSFER CERTIFICATE FOR TRANSFER FROM REGULATION S GLOBAL

NOTE TO RESTRICTED GLOBAL NOTE

(Transfers pursuant to Section 2.6(b)(iii) of the Indenture)

U.S. Bank National Association, as Transfer Agent

Global Corporate Trust Services

Two Midtown Plaza

1349 W. Peachtree Street, Suite 1050

Atlanta, GA 30309

Attention: Jack Ellerin

Re: 5.25% Senior Notes Due 2023 (the “Notes”)

Reference is hereby made to the Indenture dated as of March 21, 2013 (the “Indenture”) among Sealed Air Corporation, as the Company, the Subsidiary Guarantors named therein and U.S. Bank National Association, as Trustee. Capitalized terms used but not defined herein shall have the meanings given them in the Indenture.

This letter relates to $            aggregate principal amount of Notes that are held in the form of the Regulation S Global Note with the Depositary (CUSIP No. U81193 AL5; ISIN No. USU81193AL54) in the name of [name of transferor] (the “Transferor”) to effect the transfer of the Notes in exchange for an equivalent beneficial interest in the Restricted Global Note (CUSIP No. 81211K AU4; ISIN No. US81211KAUA3).

In connection with such request, and in respect of such Notes the Transferor does hereby certify that such Notes are being transferred in accordance with the transfer restrictions set forth in the Notes and that:

CHECK ONE BOX BELOW:

☐	the Transferor is relying on Rule 144A under the United States Securities Act of 1933, as amended (the “Securities Act”) for exemption from such Act’s registration requirements; it is transferring such Notes to a person it reasonably believes is a “qualified institutional buyer” as defined in Rule 144A that purchases for its own account, or for the account of a qualified institutional buyer, and to whom the Transferor has given notice that the transfer is made in reliance on Rule 144A and the transfer is being made in accordance with any applicable securities laws of any state of the United States; or

☐	the Transferor is relying on an exemption other than Rule 144A from the registration requirements of the Securities Act, subject to the Company’s and the Trustee’s right prior to any such offer, sale or transfer to require the delivery of an Opinion of Counsel, certification and/or other information satisfactory to each of them.

C-1

You, the Company, the Subsidiary Guarantors and the Trustee are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.

[Name of Transferor]

By:
Name:
Title:

Dated:

cc:	Sealed Air Corporation
200 Riverfront Boulevard
Elmwood Park, New Jersey 07407

Attn: Legal Department

C-2

EXHIBIT D

FORM OF SUPPLEMENTAL INDENTURE

This Supplemental Indenture is entered into as of [            ], 20[ ] (this “Supplemental Indenture”), between [NAME OF FUTURE GUARANTOR] (the “New Guarantor”), a subsidiary of Sealed Air Corporation, a Delaware corporation (the “Company”) and U.S. Bank National Association, as Trustee under the Indenture referred to below.

W I T N E S S E T H:

WHEREAS, the Company, the Subsidiary Guarantors named therein and the Trustee have heretofore executed and delivered an Indenture dated as of March 21, 2013 (as supplemented, waived or otherwise modified, the “Indenture”), providing for the initial issuance of an aggregate principal amount of $425 million of 5.25% Senior Notes due 2023 of the Company (such initial issuance, along with any Additional Notes issued pursuant to the Indenture, the “Notes”);

WHEREAS, the Indenture provides that under certain circumstances the New Guarantor shall, and the Company shall cause the New Guarantor to, execute and deliver to the Trustee a supplemental indenture pursuant to which the New Guarantor shall unconditionally guarantee all of the Company’s obligations under the Notes and the Indenture on the terms and conditions set forth herein and under the Indenture (the “Note Guarantee”); and

WHEREAS, the Company has instructed the Trustee to execute and deliver this Supplemental Indenture pursuant to the provisions of Section 4.11 and Section 9.1 of the Indenture, and the Trustee is authorized to execute and deliver this Supplemental Indenture.

WHEREAS, all things have been done to make this Supplemental Indenture a legal, valid and binding agreement.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties mutually covenant and agree for the equal and ratable benefit of the Holders as follows:

ARTICLE I

DEFINITIONS

SECTION 1.1 Defined Terms. As used in this Supplemental Indenture, terms defined in the Indenture or in the preamble or recital hereto are used herein as therein defined. The words “herein,” “hereof” and “hereby” and other words of similar import used in this Supplemental Indenture refer to this Supplemental Indenture as a whole and not to any particular section hereof.

ARTICLE II

REPRESENTATIONS; AGREEMENT TO BE BOUND; GUARANTEE

SECTION 2.1 Representations. The New Guarantor represents and warrants to the Trustee as follows:

(i) It is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization.

(ii) The execution, delivery and performance by it of this Supplemental Indenture have been authorized and approved by all necessary corporate or limited liability company action on its part and this Supplemental Indenture constitutes a valid and binding obligation enforceable against New Guarantor in accordance with its terms.

SECTION 2.2 Agreement to be Bound. The New Guarantor hereby becomes a party to the Indenture as a Subsidiary Guarantor and as such shall have all of the rights and be subject to all of the obligations and agreements of a Subsidiary Guarantor under the Indenture. The New Guarantor agrees to be bound by all of the provisions of the Indenture applicable to a Subsidiary Guarantor and to perform all of the obligations and agreements of a Subsidiary Guarantor under the Indenture.

SECTION 2.3 Guarantee. Pursuant to the Note Guarantee, the New Guarantor hereby fully and unconditionally guarantees, on an unsecured, senior, joint and several basis, to each Holder and to the Trustee and its successors and assigns, the due and punctual full payment of principal of, premium, if any, and interest on, and all other monetary obligations of the Company under the Indenture and the Notes (including obligations to the Trustee), in accordance with the terms of the Indenture.

ARTICLE III

MISCELLANEOUS

SECTION 3.1 Notices. All notices and other communications to the New Guarantor shall be given as provided in the Indenture to the New Guarantor, at its address set forth below, with a copy to the Company as provided in the Indenture for notices to the Company.

SECTION 3.2 Parties. Nothing expressed or mentioned herein is intended or shall be construed to give any Person, firm or corporation, other than the Holders and the Trustee, any legal or equitable right, remedy or claim under or in respect of this Supplemental Indenture or the Indenture or any provision herein or therein contained.

SECTION 3.3 Governing Law. This Supplemental Indenture shall be governed by, and construed in accordance with, the laws of the State of New York.

SECTION 3.4 Severability Clause. In case any provision in this Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby and such provision shall be ineffective only to the extent of such invalidity, illegality or unenforceability.

SECTION 3.5 Ratification of Indenture; Supplemental Indentures Part of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. Any reference in the Indenture to the Indenture, “hereof” or other words of like import shall be to Indenture as so supplemented by this Supplemental Indenture. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby and entitled to the rights created hereunder. The Trustee makes no representation or warranty as to the validity or sufficiency of this Supplemental Indenture or with respect to the recitals contained herein, all of which recitals are made solely by the other parties hereto.

SECTION 3.6 Counterparts. The parties hereto may sign one or more copies of this Supplemental Indenture in counterparts, all of which together shall constitute one and the same agreement.

SECTION 3.7 Headings. The headings of the Articles and the sections in this Supplemental Indenture are for convenience of reference only and shall not be deemed to alter or affect the meaning or interpretation of any provisions hereof.

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.

[NEW GUARANTOR],

as a Guarantor

By:
Name:
Title:

Notice Information:

U.S. Bank National Association, as Trustee

By:
Name:
Title:

D-4